UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A
(RULE 14a-101)

________________________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INNOVATIVE PAYMENT SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Innovative Payment Solutions, Inc.
56B 5th Street, Lot 1
Carmel by the Sea, CA 93921

September 15, 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Innovative Payment Solutions, Inc.:

We hereby notify you that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Innovative Payment Solutions, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), will be held on October 22, 2021 beginning at 9:00 am Pacific time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://www.virtualmeetingportal.com/ipsipay/2021. The Annual Meeting is being held for the following purposes:

(1)    to elect the six (6) nominees for director named herein to our Board of Directors (the “Board” or “Board of Directors”) to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)    to ratify the appointment of RBSM LLP (“RBSM”) as our independent registered public accounting firm for our fiscal year ending on December 31, 2021;

(3)    to approve an amendment (the “Reverse Stock Split Amendment”) to the Company’s articles of incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio to be determined at the discretion of the Board of Directors within a range of one (1) share of common stock for every two (2) to thirty (30) shares of common stock (the “Reverse Stock Split”);

(4)    to approve an amendment (the “Authorized Share Amendment”) to the Articles of Incorporation, to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000;

(5)    to approve the Innovative Payment Solutions, Inc. 2021 Stock Incentive Plan (the “2021 Plan”);

(6)    to approve an amendment (the “Preferred Stock Amendment”) to the Articles of Incorporation, to provide our Board of Directors with the authority to, at their discretion, fix by resolution or resolutions, the designations, rights and privileges of the Company’s authorized but undesignated preferred stock;

(7)    to approve an adjournment of the Annual Meeting, if the Board of Directors determines it to be necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split or the Preferred Stock Amendment (the “Adjournment Proposal”);

(8)    to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement (the “Say-on-Pay Proposal”);

(9)    to recommend, on an advisory basis, a three-year frequency for holding an advisory vote on executive compensation (the “Say-on-Frequency Proposal” and the proposals set forth in (1)-(8) are collectively referred to as the “Proposals”); and

(10)  to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on September 3, 2021 (the “Record Date”) as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of our Annual Meeting. The list of the stockholders of record as of the Record Date will be made available for inspection at the meeting and will be available for the ten days preceding the meeting at the Company’s offices located at 56B 5th Street, Lot 1. Carmel by the Sea, CA 93921.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 22, 2021

On or about September 16, 2021, we will begin mailing this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS.  IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS AND SUCH MATERIALS WILL BE SENT TO YOU.

By Order of the Board of Directors,
/s/ William Corbett
William Corbett
Carmel by the Sea, California
September 15, 2021

Page
PROXY STATEMENT	1
INFORMATION ABOUT VOTING	3
PROPOSAL 1: ELECTION OF DIRECTORS	8
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT A RATIO TO BE DETERMINED IN THE DISCRETION OF THE BOARD OF DIRECTORS WITHIN A RANGE OF ONE (1) SHARE OF COMMON STOCK FOR EVERY TWO (2) TO THIRTY (30) SHARES OF COMMON STOCK	22
PROPOSAL 4: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 750,000,000	29
PROPOSAL 5: APPROVAL OF OUR 2021 STOCK INCENTIVE PLAN	31
PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION, TO PROVIDE THE BOARD WITH THE AUTHORITY TO, AT ITS DISCRETION, FIX BY RESOLUTION OR RESOLUTIONS, THE DESIGNATIONS, RIGHTS AND PRIVILEGES OF THE COMPANY’S PREFERRED STOCK	37
PROPOSAL 7: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING	39
PROPOSAL 8: ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION	40
PROPOSAL 9: ADVISORY VOTE REGARDING THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	41
AVAILABILITY OF REPORT ON FORM 10-K	44
NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS (“HOUSEHOLDING” INFORMATION)	45
AVAILABLE INFORMATION ON CORPORATE GOVERNANCE AND SEC FILINGS
MISCELLANEOUS	47

APPENDIX A CERTIFICATE OF AMENDMENT (REVERSE SPLIT) TO ARTICLES OF INCORPORATION OF INNOVATIVE PAYMENT SOLUTIONS, INC.	A-1

APPENDIX B CERTIFICATE OF AMENDMENT (INCREASE IN AUTHORIZED SHARES) TO ARTICLES OF INCORPORATION OF INNOVATIVE PAYMENT SOLUTIONS, INC.	B-1

APPENDIX C INNOVATIVE PAYMENT SOLUTIONS, INC. 2021 STOCK INCENTIVE PLAN	C-1

APPENDIX D CERTIFICATE OF AMENDMENT (PREFERRED STOCK) TO ARTICLES OF INCORPORATION OF INNOVATIVE PAYMENT SOLUTIONS, INC.	D-1

i

Innovative Payment Solutions, Inc.

56B 5th Street, Lot 1

Carmel by the Sea, CA 93921

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on October 22, 2021

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.0001 par value per share, of Innovative Payment Solutions, Inc., a Nevada corporation (referred to as “IPSI,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors of IPSI (the “Board” or “Board of Directors”) of proxies to be voted at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 22, 2021, beginning at 9 a.m. Pacific Time via live webcast, and at any adjournment or postponement of our Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://www.virtualmeetingportal.com/ipsipay/2021.

The purpose of the Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting. The Board of Directors knows of no other business that will come before the Annual Meeting.

The Board of Directors is soliciting votes (1) FOR each of the six (6) nominees named herein for election to the Board of Directors; (2) FOR the ratification of the appointment of RBSM as our independent registered public accounting firm for our fiscal year ending on December 31, 2021; (3) FOR the Reverse Stock Split Amendment; (4) FOR the Authorized Share Amendment; (5) FOR the approval of the 2021 Plan; (6) FOR the Preferred Stock Amendment; (7) FOR the Adjournment Proposal; (8) FOR the approval, on an advisory basis, of the compensation of our named executive officers in connection with the Say-on-Pay Proposal; and (9) FOR a three (3) year frequency for holding an advisory vote on executive compensation.

ANNUAL MEETING ADMISSION

All stockholders as of the record date are welcome to attend the Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our common stock on the record date. This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you will be required to present proof of your ownership of our common stock on the record date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the Annual Meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Friday, October 22, 2021 at 9:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://www.virtualmeetingportal.com/ipsipay/2021 and entering the meeting ID and passcode included in your Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you need assistance with voting your shares, please call our proxy solicitor, Laurel Hill Advisory Group LLC, at 888-742-1305.

HOW TO VOTE

Stockholders of Record

If your shares are registered directly in your name with IPSI’s transfer agent, Nevada Agency & Transfer Company, you are considered the “stockholder of record” of those shares and the proxy statement is being sent directly to you by IPSI. Shareholders of record (that is, shareholders who hold their shares in their own name) can only vote by mail or telephone. If your shares are held in “street name” (that is, in the name of a bank or broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to shareholders owning shares through most banks and brokers.

Vote by Mail

If you choose to submit your proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Vote by Internet or Telephone

Registered Holders

If you choose to submit a proxy by internet, go to https://stocktransfersolo.com/Vote to complete an electronic proxy card. Have your proxy card or voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Your internet or telephonic proxy must be received by 11:59 p.m. Pacific Time on October 21, 2021 to be counted.

Beneficial Owners of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and the proxy statement is being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Voting at the Annual Meeting

Submitting a proxy by mail or internet will not limit your right to vote at the Annual Meeting if you decide to attend in person.

ADDITIONAL INFORMATION ABOUT VOTING

Q:     How can I attend and vote at the Annual Meeting?

A.     We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at https://www.virtualmeetingportal.com/ipsipay/2021. A summary of the information you need to attend the Annual Meeting online is provided below:

•        Instructions on how to attend and participate via the Internet are posted at https://www.virtualmeetingportal.com/ipsipay/2021.

•        Assistance with questions regarding how to attend and participate via the Internet will be provided via telephone (917) 262-2373 or email cst@virtualmeetingportal.com on the day of the Annual Meeting.

•        Webcast starts at 9:00 a.m. Pacific Time.

•        Stockholders with valid control numbers may submit questions while attending the Annual Meeting via the Internet.

•        Webcast replay of the Annual Meeting will be available until October 21, 2022.

•        If you attend the Annual Meeting online and wish to vote at the Annual Meeting, you will be able to do so even if you have previously returned your proxy card.

Q:     What information is contained in the proxy statement?

A:     The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:     How do I get electronic access to the proxy materials?

A:     This proxy statement is available at https://www.investor.ipsipay.com/.

Q:     What items of business will be voted on at the Annual Meeting?

A:     The nine (9) items of business scheduled to be voted on at the 2021 Annual Meeting are: (1) the election of the six (6) nominees named herein for election to the Board of Directors; (2) the ratification of the appointment of RBSM as our independent registered public accounting firm for our fiscal year ending on December 31, 2021; (3) approval of the Reverse Stock Split Amendment; (4) approval of the Authorized Share Amendment; (5) the approval of the 2021 Plan; (6) the approval of the Preferred Stock Amendment; (7) the approval of the Adjournment Proposal; (8) the approval, on an advisory basis, of the compensation of our named executive officers in connection with the Say-on-Pay Proposal; and (9) the approval, on an advisory basis, of a three (3) year frequency for holding an advisory vote on executive compensation. We will also consider any other business that properly comes before the Annual Meeting.

Q:     How does the Board of Directors recommend that I vote?

A:     The Board of Directors is soliciting votes (1) FOR each of the six (6) nominees named herein for election to the Board of Directors; (2) FOR the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2021; (3) FOR the Reverse Stock Split Amendment; (4) FOR the approval of the Authorized Share Amendment; (5) FOR the approval of the 2021 Plan; (6) FOR the Preferred Stock Amendment; (7) FOR the Adjournment Proposal; (8) FOR the approval, on an advisory basis, of the compensation of our named executive officers in connection with the Say-on-Pay Proposal; and (9) FOR a three (3) year frequency for holding an advisory vote on executive compensation.

Q:     What shares can I vote?

A:     You may vote or cause to be voted all shares owned by you as of the close of business on the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:     Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder.    If your shares are registered directly in your name on the Company’s books maintained with the Company’s transfer agent, Nevada Agency & Transfer Company, you are considered the “record holder” of those shares, and the proxy statement is sent directly to you by the Company. As the stockholder of record, you have the right to grant a proxy to someone to vote your shares or to vote in person at the Annual Meeting.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may have your shares voted by submitting a proxy using the internet, by telephone or by mail. Please visit https://stocktransfersolo.com/Vote.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and the proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Annual Meeting you may instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered routine, such as the ratification of the appointment of independent auditors. The uncontested election of directors, the approval of the Reverse Stock Split Amendment, the 2021 Plan, the Adjournment Proposal, the Preferred Stock Amendment, Say-on-Pay Proposal and the Say-on-Frequency Proposal are not considered routine matters; and, therefore, brokers do not have the discretion to vote on those proposals. If you hold your shares in street name and you do not instruct your broker how to vote in these matters not considered routine, no votes will be cast on your behalf. These “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal.

Q:     Can I change my vote or revoke my proxy?

A:     You may change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. To change your vote or revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Innovative Payment Solutions, Inc., 56B 5th Street, Lot 1. Carmel by the Sea, CA 93921; (2) submit a later-dated proxy (either by mail or internet or telephonically), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date; or (4) by appearing at the Annual Meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request.

For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:     Who can help answer my questions?

A:     If you have any questions about the Annual Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Innovative Payment Solutions, Inc., at 56B 5th Street, Lot 1. Carmel by the Sea, CA 93921, or by phone at (866) 477-4729.

Q:     How are votes counted?

A:     If you provide specific instructions, your shares will be voted as you instruct. If you are a record holder and you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely (1) FOR each of the six (6) nominees named herein for election to the Board of Directors; (2) FOR the ratification of the appointment of RBSM as our independent registered public accounting firm for our fiscal year ending on December 31, 2021; (3) FOR the Reverse Stock Split Amendment; (4) FOR the Authorized Share Amendment; (5) FOR approval of the 2021 Plan; (6) FOR the Preferred Stock Amendment; (7) FOR the Adjournment Proposal; (8) FOR the resolution approving, on an advisory basis, the compensation of our named executive officers in connection with the Say-on-Pay Proposal; and (9) FOR a three (3) year frequency for holding an advisory vote on executive compensation. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Q:     What is a quorum and why is it necessary?

A:     Conducting business at the meeting requires a quorum. The holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, present in person or represented by proxy constitutes a quorum. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Broker non-votes (which result when your shares are held in “street name”, and you do not tell the nominee how to vote your shares and the nominee does not have discretion to vote such shares or declines to exercise discretion) are treated as present for purposes of determining whether a quorum is present at the meeting.

Q:     What is the voting requirement to approve each of the proposals?

A:     For Proposal 1 (the election of directors), the six (6) persons named herein receiving the highest number of FOR votes (from the holders of votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR or WITHHELD will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes.

To be approved, Proposal 2, which relates to the ratification of the appointment of RBSM as our independent registered public accounting firm for the year ending December 31, 2021, must receive FOR votes from the holders of a majority of the votes of the shares of common stock present in person or by proxy at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Although none are expected to exist in connection with Proposal 2 since this is a routine matter for which brokers have discretion to vote if beneficial owners do not provide voting instructions, broker non-votes, if any, are not votes considered to be present in person or by proxy at the meeting and therefore will have no effect on the outcome of this proposal. This vote is advisory, and therefore is not binding on us or the Board of Directors. If our stockholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

To be approved, Proposal 3, which relates to the approval of the Reverse Stock Split within a range of one (1) share of common stock for every two (2) to thirty (30) shares of common stock, must receive FOR votes from the holders of a majority of the issued and outstanding shares of our common stock as of the Record Date. Accordingly, abstentions and broker non-votes, if any, with respect this proposal will have the same effect as voting AGAINST this proposal.

To be approved, Proposal 4, which relates to the approval of an increase in the number of authorized shares of common stock of the Company from 500,000,000 to 750,000,000, must receive FOR votes from the holders of a majority of the issued and outstanding shares of our common stock as of the Record Date. Accordingly, abstentions and broker non-votes, if any, with respect this proposal will have the same effect as voting AGAINST this proposal.

To be approved, Proposal 5, which relates to the approval of the 2021 Plan, must receive FOR votes from the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote and broker non-votes will not affect the outcome of this proposal.

To be approved, Proposal 6 which relates to the approval of the Preferred Stock Amendment, must receive FOR votes from the holders of a majority of the issued and outstanding shares of common stock as of the Record Date. Accordingly, abstentions and broker non-votes, if any, with respect this proposal will have the same effect as voting AGAINST this proposal.

To be approved, Proposal 7, which relates to the approval of an adjournment of the Annual Meeting, if the Board determines it to be necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split or Preferred Stock Amendment, must receive FOR votes from the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote and broker non-votes will not affect the outcome of this proposal.

To be approved, Proposal 8, the Say-on-Pay Proposal, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, must receive FOR votes from the holders of a majority of the shares present or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will not affect the outcome of this proposal. This vote is advisory, and therefore is not binding on us. The Board of Directors values the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Board will evaluate whether any actions are necessary to address those concerns.

For Proposal 9, the Say-on Frequency Proposal, which relates to the recommendation, on an advisory basis, of the frequency for holding an advisory vote on the compensation of our named executive officers, the frequency receiving the highest number of votes cast at the 2021 Annual Meeting will be the frequency recommended by our stockholders. Only votes for 1 YEAR, 2 YEARS or 3 YEARS will affect the outcome. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will not affect the outcome of this proposal. However, because this vote is advisory and not binding on us, the Board of Directors may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only routine matter to be submitted to our stockholders at the Annual Meeting is Proposal 2. None of our other proposals are routine matters. Accordingly, if you do not direct your broker how to vote for such proposal your broker may not exercise discretion and may not vote your shares on that proposal.

For purposes of Proposals 1, 2, 5, 7, 8 and 9, broker non-votes are not considered to be “present in person or by proxy” at the meeting. As such, broker non-votes will have no effect on the outcome of the vote on Proposals 1, 2, 5, 7, 8 and 9. However, broker non-votes will have the effect of a vote AGAINST Proposals 3, 4 and 6, which require the approval of the holders of a majority of the issued and outstanding shares of our common stock as of the Record Date.

Q:     What should I do if I receive more than one proxy statement?

A:     You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. Please follow the voting instructions on all of the proxy statements to ensure that all of your shares are voted.

Q:     Where can I find the voting results of the Annual Meeting?

A:     We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish results as to matters for which we have final votes and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:     What happens if additional matters are presented at the Annual Meeting?

A:     Other than the nine (9) items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. William Corbett, our Chief Executive Officer and Chairman of the Board, and Mr. Richard Rosenblum, our President, Chief Financial Officer and Director, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:     How many shares are outstanding and how many votes is each share entitled?

A:     Each share of our common stock that is issued and outstanding as of the close of business on the Record Date is entitled to be voted on all items being voted on at the Annual Meeting, with each share being entitled to one vote on each matter. As of the Record Date, 353,951,679 shares of common stock were issued and outstanding.

Q:     Who will count the votes?

A:     One or more inspectors of election will tabulate the votes.

Q:     Is my vote confidential?

A:     Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within IPSI or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:     Who will bear the cost of soliciting votes for the Annual Meeting?

A:     The Board of Directors is making this solicitation on behalf of IPSI, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. In addition, we have retained Laurel Hill Advisory Group LLC to aid in the solicitation of proxies for this year. We will pay $10,000.00 in fees plus expense reimbursement for its services. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards. Please contact Laurel Hill at 888-742-1305 with any questions you may have regarding our proposals.

Q:    When are stockholder proposals due for next year’s Annual Meeting?

A:     To be considered for inclusion in next year’s Annual Meeting proxy materials pursuant to SEC Rule 14a-8, your proposal must be submitted in writing by August 1, 2022, to the attention of the Corporate Secretary of Innovative Payment Solutions, Inc. at 56B 5th Street, Lot 1. Carmel by the Sea, CA 93921. If you wish to submit a proposal (including a director nomination) at the meeting that is not intended to be included in next year’s proxy materials prepared by IPSI, you must do so in accordance with IPSI’s bylaws, as amended (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. See also “Stockholder Proposals for the Annual Meeting” elsewhere in this proxy statement.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors has nominated for annual election as director each of the individuals identified below, all of whom are incumbent directors.

Name	Age	Position
William Corbett	61	Chairman of the Board, Chief Executive Officer and Director
Richard Rosenblum	62	President, Chief Financial Officer and Director
James Fuller	81	Director
Madisson Corbett	31	Director
Clifford Henry	82	Director
David Rios	78	Director

Currently, the Board of Directors consists of six (6) members: William Corbett (Chairman), Richard Rosenblum, James Fuller, Madisson Corbett, Clifford Henry and David Rios. All of the current members have been nominated by the Board of Directors of IPSI for the election as directors of IPSI. The Board of Directors believes that it is in the best interests of IPSI to elect the above-described nominees, each to serve as a director until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified. All the nominees have consented to being named in this proxy statement and to serve as a director if elected. At the time of the Annual Meeting, if any of the nominees named above is not available to serve as director (an event that the Board of Directors does not currently have any reason to anticipate), all proxies may be voted for any one or more other persons that the Board of Directors designates in their place. It is the intention of the persons named as proxies to vote all shares of common stock for which they have been granted a proxy for the election of each of such replacement nominees. Directors elected at the Annual Meeting shall serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

The Board believes that each of the nominees is highly qualified to serve as a member of the Board and each has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Board seeks candidates with certain qualities that it believes are important, including experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, those criteria and qualifications described in each director’s biography below and such other relevant factors that the Board considers appropriate in the context of the needs of the Board of Directors.

The following information pertains to the members of our Board and executive officers, their principal occupations and other public Company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills:

William Corbett, Chairman of the Board, Chief Executive Officer and Director

Mr. Corbett has been serving as the Company’s Chief Executive Officer and a Director since August 6, 2019 and as its Chairman since February 22, 2021. He was also the Company’s Interim Chief Financial Officer from August 6, 2019 to July 22, 2021.

William Corbett has over thirty years of Wall Street experience. Starting with Bear Stearns in the mid-eighties he became an associate director responsible for managing over 50 brokers and was subsequently hired by Lehman Brothers where he was one of the top producers in the 1990’s. In 1995, he co-founded and became CEO of The Shemano Group, a San Francisco investment banking boutique, which developed into one of the leading banks for funding small cap companies. Mr. Corbett was a managing director at Paulson Investment Co. from October 2013 until October 2016, responsible for West Coast investment banking activities. He also has served as CEO of DPL a lending company, and a wholly owned subsidiary of DPW Holdings, Inc., from October of 2016 until May 2019.

Mr. Corbett’s financial experience on Wall Street, specifically with micro-cap companies, we believe provide him with the attributes that make him a valuable member of the Company’s Board of Directors.

Richard Rosenblum, President, Chief Financial Officer and Director

Mr. Rosenblum has been serving as the Company’s President, Chief Financial Officer and a Director since July 22, 2021. Mr. Rosenblum has also served as the Secretary of the Company since August 26, 2021.

Richard Rosenblum has been, since its founding in 1994, Chief Executive Officer and Principal at Harborview Capital Advisors LLC (“Harborview”), which provided strategic advisory services in the areas of capital formation, merchant banking and management consulting. Additionally, Mr. Rosenblum has been the owner of Harborview Property Management (“HPM”) for over twenty-five (25) years, where he invests and manages domestic and international commercial real-estate, and multi-family real-estate assets. From 2008 to 2014, Mr. Rosenblum was a Director, President and Executive Chairman of Alliqua Biomedical Inc. (NASDAQ: ALQA), which developed and marketed hydrogel manufacturing technology in the wound care sector. His philanthropic and community-centered activities include being a founding board member of the Dr. David Feit Memorial Foundation (DFM), which for over 15 years raised money for the benefit and support of youth activities. Since 2018, Mr. Rosenblum has served on the Board of Directors of the Chilton Hospital Foundation. Mr. Rosenblum graduated Summa Cum Laude from SUNY Buffalo with a B.A. in Finance & Accounting.

Mr. Rosenblum’s experience as an executive of a publicly traded company and his financial experience, including in investment banking and as an investor in publicly traded companies, we believe provide him with the attributes that make him a valuable member of the Company’s Board.

James Fuller, Director

Mr. James W. Fuller, MBA, was appointed to our Board of Directors in May 2017. He has been the Chief Executive Officer, President, Chief Financial Officer, Chairman, Principal Accounting Officer and Secretary of Beauty Brands Group Inc. since February 5, 2013. Since March 2008, Mr. Fuller has been a Partner in the Private equity firm, Baytree Capital Associates, LLC, where he oversees the West Coast operations and their interests in the Far East including China. In 2007 and 2008, he was the Owner of Northcoast Financial brokerage. He served as Senior Vice President of Marketing for Charles Schwab and Company from 1981 to 1985. Subsequently, he served key roles as the President of Bull & Bear Group, a mutual fund/discount brokerage company in New York. He served as the Senior Vice President of the New York Stock Exchange (NYSE) from 1976 to 1981, where he was responsible for corporate development, marketing, corporate listing and regulation oversight, research and public affairs. He also served as Senior Vice president of Bridge Information Systems and was the Founder and Head of Morgan Fuller Capital Group. He has over 30 years of experience in the brokerage and related financial services industries. His financial career started in 1968 with J. Barth & Company in San Francisco. He served as West Coast Managing Director for a New York based investment banking and trading firm from 1972 to 1974. He managed the consulting practice for the Investment Industries Division of SRI International, where he directed a study on the future of the Securities Industry from 1974 to 1976. His other projects included the development and implementation of the Cash Management Account for Merrill Lynch, which is a standard throughout the brokerage industry. He served as the Chairman of Pacific Research Institute. He has been a Director at Beauty Brands Group Inc. since February 5, 2013, Kogeto, Inc. since April 10, 2015 and Oklahoma Energy Corp. since 1998. He has been an Independent Director of Cavitation Technologies, Inc., since February 15, 2010 and serves as its Member of Advisory Board. He served as a Director of Bridge Information Systems. He served as an Independent Director of Propell Technologies Group, Inc. from October 14, 2011 to February 17, 2015. He served as a Director of TapImmune, Inc. from May 18, 2012 to February 6, 2013. He served on the Board of Trustees of the University of California, Santa Cruz for 12 years. He served on the Board of Directors of the Securities Investor Protection Corporation (SIPC) until 1987. He is a Member of the Board of the International Institute of Education. He is an Elected Member and Vice Chairman for Finance of the San Francisco Republican Central Committee and is a Member of the Pacific Council for International Policy, Commonwealth Club. He was a Member of the Committee of Foreign Relations. Mr. Fuller received his MBA in Finance from California State University and Bachelor of Science in Marketing and Political Science from San Jose State University.

We chose Mr. Fuller to serve as a member of our Board of Directors due to his extensive business and finance experience, which makes him a valuable member of our Board of Directors.

Madisson G. Corbett, Director

Ms. Madisson G. Corbett was appointed to our Board of Directors in May 2021. Ms. Corbett has extensive experience in sales and built the sales development organizations at Series A-C tech companies. Ms. Corbett’s career in sales began in San Diego, overseeing global sales and marketing at the top surf wax company in the US. Ms. Corbett then worked at the International Surfing Association, recognized by the International Olympic, Committee and helped introduce surfing to the Olympics in 2020. After her time in San Diego, Ms. Corbett began working for various Y Combinator companies including payroll & benefits platform, Gusto, hiring software, Lever, and mental health start up, Modern Health. Presently, Ms. Corbett works for fintech start-up, Brex.com and has been with the company over the last two years. She built out the entire sales development organization from scratch and oversaw top of funnel production for the Go To Market Team at Brex.com. Ms. Corbett managed the increase of recurring annual revenue from $20,000,000 to $100,000,000 in just 18 months and her team accounted for 85% of the net new revenue generated during the period.

We chose Ms. Corbett to serve as a member of our Board of Directors due to her extensive business and finance experience, which makes her a valuable member of our Board of Directors.

Clifford W. Henry, Director

Mr. Clifford W. Henry was appointed to our Board of Directors in May 2021. Mr. Henry is Chairman and CIO of CWH Associates, an investment management and consulting firm he founded in 1989. CWH is the owner and General Partner of Worthington Growth, LP, one of the earliest thematic focused, research-driven investment funds specializing in small and mid-cap companies. In addition to his investment work, Mr. Henry has served a number of companies as a director or advisor. He is also involved extensively in pro bono work most recently as a Chairman of the Indian River (Florida) Cultural Council and was a founding Chairman of the Board of Trustees of the Clay Art Center in Port Chester New York.

We chose Mr. Henry to serve as a member of our Board of Directors due to his extensive business and finance experience, which makes him a valuable member of our Board of Directors.

David Rios, Director

David Rios was appointed to our Board of Directors on July 22, 2021.

David Rios is a currently a philanthropist. Prior to turning to philanthropy approximately ten years ago, Mr. Rios was the founder, Chairman, and Chief Executive Officer of D.F. Rios Construction, Inc., the largest framing construction company in the state of California, for over 30 years. Mr. Rios was also President of the California Framers Association and on the Board of Carpenters. Additionally, Mr. Rios sat on the Board of Pan Pacific Bank where he was instrumental in closing its acquisition by California Bank of Commerce in December 2015.

We chose Mr. Rios to serve as a member of our Board of Directors due to his extensive business experience, which makes him a valuable member of our Board of Directors.

Vote Required

The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Annual Meeting is required for the election of these nominees as directors. You may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for director. If you “WITHHOLD” authority to vote with respect to one or more nominees, such vote will have no effect on the election for such nominees. Broker non-votes, if any, will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. Shares represented by properly executed proxies will be voted, if specific instructions are not otherwise given, in favor of each nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE ELECTION OF EACH OF THESE NOMINEES

CORPORATE GOVERNANCE

Code of Ethics and Conduct

Effective as of May 12, 2016, we adopted a Code of Ethics and Conduct that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Ethics and Conduct sets forth written standards that are designed to deter wrongdoing and to promote:

•        honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•        full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to regulatory agencies, including the SEC;

•        the prompt internal reporting of violations of the Code of Ethics and Conduct to an appropriate person or persons identified in the Code of Ethics and Conduct; and

•        accountability for adherence to the Code of Ethics and Conduct.

Our Code of Ethics and Conduct requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Ethics and Conduct. Further, all of our personnel are to be afforded full access to our Board of Directors if any such matter involves an alleged breach of the Code of Ethics and Conduct by our president or chief executive officer.

In addition, our Code of Ethics and Conduct emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Ethics and Conduct by our president or chief executive officer, the incident must be reported to any member of our Board of Directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Ethics and Conduct by another. Our Code of Ethics and Conduct is available, free of charge, to any stockholder upon written request to our Corporate Secretary at Innovative Payment Solutions, Inc., 56B 5th Street, Lot 1. Carmel by the Sea, CA 93921. A copy of our Code of Ethics and Conduct can be found at www.ipsipay.com.

Composition of the Board

In accordance with our Articles of Incorporation, our Board is to be elected annually as a single class.

Board Committees

We currently do not have a separate Audit Committee, Nominating and Governance Committee or Compensation Committee, however, we intend to expand the size of our Board of Directors and create such committees. Our full board currently serves as our Audit Committee, Compensation and Nominating and Governance Committee. Due to the size of our Board of Directors and our company, we believe it is appropriate at this time for us not to have a separate Audit Committee, Nominating and Governance Committee and Compensation Committee. All members of the Board participate in the consideration of director nominees, including any recommendations and proposals submitted by stockholders in respect of director nominees. The Board has determined that James Fuller is a financial expert.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will provide officers and directors liability insurance.

Leadership Structure

The chairman of our Board of Directors and Chief Executive Officer positions are currently the same person, Mr. Corbett. Our Bylaws do not require our Board of Directors to separate the roles of chairman and chief executive officer but provides our Board of Directors with the flexibility to determine whether the two roles should be combined or separated based upon our needs. Our Board of Directors believes that due to our size the combination of the chairman and the chief executive officer roles is the appropriate structure for our company at this time. Our Board of Directors believes the current leadership structure serves as an aid in the Board of Directors’ oversight of management and it provides us with sound corporate governance practices in the management of our business.

Risk Management

The Board of Directors discharges its responsibilities, and assesses the information provided by our management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and management is responsible for conducting business in an ethical and risk mitigating manner where decisions are undertaken with a culture of ownership. Our Board of Directors oversees management in their duty to manage the risk of our company and each of our subsidiaries. Our Board of Directors regularly reviews information provided by management as management works to manage risks in the business. Our Board of Directors intends to establish Board Committees to assist the full Board of Directors’ oversight by focusing on risks related to the particular area of concentration of the relevant committee.

Director Independence

Although our common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by The Nasdaq Capital Market (“Nasdaq”). The Board has determined that each of James Fuller, Clifford Henry and David Rios is “independent” in accordance with such definition and that none of Mr. Corbett, Mr. Rosenblum or Ms. Corbett is independent.

Family Relationships

Except for Madisson Corbett, who is the daughter of William Corbett, there are no family relationships between the directors of the board or any of the executive officers of the Company.

Communication with Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board of Directors has been excellent.

Stockholders and interested parties who wish to communicate with the Board of Directors, non-management members of the Board of Directors as a group or a specific member of the Board of Directors may do so by letters addressed to the attention of our Corporate Secretary.

The address for these communications is: Innovative Payment Solutions, Inc., c/o Corporate Secretary, 56B 5th Street, Lot 1. Carmel by the Sea, CA 93921.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Hedging Policy

The Company does not currently have in place an express policy that prohibits short sales, hedging, and transactions in derivatives of the Company’s securities for all of the Company’s personnel, including officers, directors and employees, independent contractors and consultants. In addition, we do not currently have in place an express policy that prohibits pledging of our securities as collateral by the Company’s directors and executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation earned in each of IPSI and its subsidiaries during its last two fiscal years ended December 31, 2020 and 2019 by: (i) its principal executive officer; and (ii) its most highly compensated executive officer other than the principal executive officer who was serving as an executive officer of IPSI as of the end of the last completed fiscal year. The tables below reflect the compensation for the IPSI executive officers who are also named executive officers of the combined company.

Name and principal position	Year	Salary	Bonus	Stock awards		Option awards	All other comp.		Total
William Corbett, Chairman of the Board, Chief Executive Officer and Interim Chief Financial Officer(1)	2020	$142,750	28,605	502,128	(a)	$—	$33,000	(b)	$706,483
	2019	$49,091	—	—		—	$2,750	(b)	$51,841

Andrey Novikov Chief Technology Officer(2)	2020	$96,000	—	$39,000	(c)	$—	$—		$135,000
	2019	$126,100	—	$—		$—	$7,671	(d)	$133,771

____________

(1)      Mr. Corbett was appointed as Chief Executive Officer on August 6, 2019 and appointed as Chairman of the Board on February 22, 2021. He also served as Interim Chief Financial Officer from August 6, 2019 through July 22, 2021.

(2)      Mr. Novikov has served as our Chief Operating Officer from May 2015 to December 2019, and was appointed our Chief Technology Officer in December 2019. He also served as a director from May 2016 through July 2021 and our Secretary from May 16, 2016 through August 26, 2021.

(a)      On June 24. 2020, Mr. Corbett was granted a total of 20,495,000 shares of common stock. of which 5,123,750 were not subject to vesting and the remaining 15,371,250 were restricted stock which vests equally on the first, second and third anniversary of the initial grant.

(b)      Consists of healthcare related expenses for the benefit of Mr. Corbett.

(c)      Mr. Novikov was issued shares of common stock valued at $3,000 per month, as partial payment of his base salary, pursuant to the terms of his employment agreement.

(d)      Consists of home leave expenses of $7,671

Outstanding Equity Awards at Fiscal Year End

The following table lists the outstanding equity awards held by our named executive officers at December 31, 2020:

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS(1)						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable*		Number of Securities Underlying Unexercised Options Unexercisable*	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options*	Option Exercisable Price*	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
William Corbett	—		—	—	—	—	15,371,250	$568,736	—	—
Andrey Novikov	100,000	(2)	—	—	$0.40	12/27/2028	—	—	—	—

____________

(1)      Adjusted for 10 for 1 reverse stock split effective November 1, 2019.

(2)      These options are fully vested as of December 31, 2020.

Agreements with Named Executive Officers

William Corbett

The Company entered into an executive employment agreement with William Corbett effective August 16, 2021 (the “August 2021 Corbett Employment Agreement”) replacing his previous June 24, 2020 employment agreement (“Corbett June 2020 Employment Agreement”). Pursuant to the August 2021 Corbett Employment Agreement, Mr. Corbett continues to serve as the Company’s Chief Executive Officer on a full time basis effective as of the date of the August 2021 Corbett Employment Agreement until the close of business on December 31, 2024. Mr. Corbett’s base salary is $30,000 per month. In addition, the August 2021 Corbett Employment Agreement provides that: (1) Mr. Corbett will be eligible for a cash bonus as determined by the Board to the extent the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the Board, in its sole discretion, from time to time; (2) the Company will grant to Mr. Corbett options to purchase 20,000,000 shares of common stock of the Company at a per share exercise price of $.15 (Fifteen Cents) (the “Corbett Option”); and (3) a car allowance for Mr. Corbett in the amount of $800 per month. Fifty percent (50%) of the Corbett Options shall vest on the date of grant and the other 50% shall vest at the rate of 1/36 per month over a three-year period. The Corbett Options will be exercisable for a period of ten (10) years after the date of grant and the Company shall provide for cashless exercise. The Corbett Option is being granted outside of the Company’s stock incentive plans. Additionally, the August 2021 Corbett Employment Agreement provides that if Mr. Corbett’s employment with the Company is terminated at any time during the term of the Corbett Employment Agreement other than (i) for Cause (as defined in the agreement), or (ii) due to voluntary termination, retirement, death or disability, then Mr. Corbett shall be entitled to severance equal to fifty percent (50%) of his annual base salary rate in effect as of the date of termination. If Mr. Corbett’s employment with Company is terminated at any time during the term of the August 2021 Corbett Employment Agreement other than (i) for Cause (as defined in the agreement), or (ii) due to voluntary termination, retirement, death or disability, within 12 months following an Acquisition (as defined in the agreement), then Mr. Corbett shall be entitled to severance equal to 100% of his annual base salary rate in effect as of the date of termination. Severance payments shall be subject to execution and delivery of a general release in favor of the Company.

On August 16, 2021, the Company entered into an indemnification agreement with Mr. Corbett to amend his June 24, 2020 indemnification agreement to indemnify him in connection with his position of employment with the Company and in the discharge of his duties and responsibilities to the Company, to the maximum extent allowed under the laws of the State of Nevada. The Company is not required or obligated to indemnify Mr. Corbett to extent it would violate the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

On June 24, 2020, the Company issued 5,123,750 shares of common stock to Mr. Corbett and entered into a restricted stock agreement with Mr. Corbett pursuant to which the Company granted him a restricted stock award of an additional 15,371,250 shares of the Company’s common stock, which shares are subject to forfeiture and which forfeiture restriction lapses 33%, 33% and 34%, respectively, on the first, second and third anniversary of the date of grant.

Richard Rosenblum

On July 27, 2021, the Company and Mr. Rosenblum entered into an Executive Employment Agreement (the “Rosenblum Employment Agreement”), pursuant to which Mr. Rosenblum will serve as the Company’s President and Chief Financial Officer on a full time basis effective as of July 1, 2021. The term of the Rosenblum Employment Agreement is until December 31, 2024. Mr. Rosenblum’s base salary is $18,000 per month. In addition, the Rosenblum Employment Agreement provides that: (1) Mr. Rosenblum will be eligible for a cash bonus as determined by the Board to the extent the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the Board, in its sole discretion, from time to time; and (2) the Company will grant to Mr. Rosenblum options to purchase 10,000,000 shares of common stock of the Company at a per share exercise price equal to the fair market value of the Company’s common stock, as reflected in the closing price of the Company’s common shares on the OTC exchange or, in the event the stock is uplisted, on the NASDAQ exchange, on the date of grant (the “Rosenblum

Options”)”. Fifty percent (50%) of the shares subject to the Rosenblum Options shall vest on the grant date and the other 50% of the shares subject to the Option shall vest at the rate of 1/36 per month over a three-year period. The Rosenblum Options will be exercisable for a period of ten (10) years after the date of grant and the Company shall provide for cashless exercise of the Option by Executive. The Options are being granted outside of the Company’s stock incentive plans.

If Mr. Rosenblum’s employment with Company is terminated at any time during the term of the Rosenblum Employment Agreement other than (i) for Cause (as defined in the agreement), or (ii) due to voluntary termination, retirement, death or disability, then Mr. Rosenblum shall be entitled to severance equal to fifty percent (50%) of his annual base salary rate in effect as of the date of termination. If Mr. Rosenblum’s employment with Company is terminated at any time during the term of the Rosenblum Employment Agreement other than (i) for Cause (as defined in the agreement), or (ii) due to voluntary termination, retirement, death or disability, within 12 months following an Acquisition (as defined in the agreement), then Mr. Rosenblum shall be entitled to severance equal to 100% of his annual base salary rate in effect as of the date of termination. Severance payments shall be subject to execution and delivery of a general release in favor of the Company.

On July 27, 2021, the Company entered into an indemnification agreement with Mr. Rosenblum to indemnify him, in connection with his position of employment with the Company and in the discharge of his duties and responsibilities to the Company, to the maximum extent allowed under the laws of the State of Nevada. The Company is not required or obligated to indemnify Mr. Corbett to extent it would violate the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

On August 16, 2021, the Company entered into an amendment to the Rosenblum Employment Agreement (the “First Amendment”) with Mr. Rosenblum. Under the terms of the Rosenblum Employment Agreement, the Company had agreed to grant to Mr. Rosenblum an option to purchase 10,000,000 (ten million) common shares of Company Stock at a per share exercise price equal to the fair market value of the Company’s common stock, as reflected in the closing price of the Company’s common shares on the OTC exchange or, in the event the stock is uplisted, on the NASDAQ exchange, on the date of grant (the “Rosenblum Option”).” The First Amendment provides that the Rosenblum Option will be granted on August 31, 2021 at an exercise price of $0.15.

Andrey Novikov

On December 3, 2019, we entered into a one-year employment agreement with Mr. Novikov to serve as our Chief Technology Officer and Secretary (the “Novikov Employment Agreement”) which replaced the agreement that Qpagos Corporation entered into with Mr. Novikov on May 18, 2015, which was extended for one year on June 12, 2019. Pursuant to the terms of the agreement, Mr. Novikov is entitled to receive an annual salary at a rate of $8,000 per month, payable $5,000 in cash in accordance with the regular payroll practices of the Company and $3,000 in common stock (based on then current fair market value of the common stock on the date of grant as determined by our Board of Directors. Mr. Novikov is also eligible to earn an annual performance bonus of up to fifty percent (50%) of his base salary based upon the Board’s assessment of his performance and attainment of targeted goals as set by the board of directors in its sole discretion. The Novikov Employment Agreement provides for a severance payments in the event of employment termination by us without Cause (as defined in the Agreement), by Mr. Novikov for Good Reason (as defined in the Agreement), equal to the continuation of the payment of Mr. Novikov’s base salary until the last day of the employment term. The Novikov Employment Agreement also includes confidentiality obligations and invention assignments by Mr. Novikov. On December 14, 2020, we amended the Novikov Employment Agreement to extend the term of his employment agreement by 1 year until December 3, 2021 and on December 18, 2020, the Board approved the issuance of 1,016,408 shares of the Company’s restricted common stock to Mr. Novikov outside of the Company’s stock incentive plans. Additionally, on February 22, 2021, the Board awarded Mr. Novikov options to purchase 208,333 shares of common stock outside of the Company’s stock incentive plans , exercisable for ten years at a price of $0.24 per share.

On February 22, 2021, the Board of Directors of the Company granted Mr. Novikov an option to purchase 208,333 shares of the Company’s common stock at an exercise price of $0.24.

Director Compensation

The executive directors were not paid any fees for their service as directors; however, each of Messrs. Novikov and Corbett received compensation for service as officers of Innovative Payment Solutions, Inc.

Board of Directors Compensation

The following table sets forth information for the fiscal year ended December 31, 2020 regarding the compensation of our directors who on December 31, 2020 were not also our Named Executive Officers.

Name	Fees Earned or Paid in Cash	Option Awards	Restricted stock awards	Total
James Fuller(1)(2)	$—	—	$88,000	$88,000

____________

(1)      On March 18, 2020, the Company granted Mr. Fuller, a director of the Company, 2,000,000 shares of restricted common stock outside of the Company’s stock incentive plans.

(2)      As of December 31, 2020, the following table sets forth the number of aggregate outstanding stock awards held by each of our directors who were not also Named Executive Officers:

Name	Aggregate Number of Stock Awards
James Fuller	2,000,000

On March 18, 2020, the Company granted Mr. Fuller, a director of the Company, 2,000,000 shares of restricted common stock pursuant to the terms of the Stock Incentive Plan.

On February 22, 2021, the Board of Directors of the Company granted Mr. Fuller an option to purchase 208,333 shares of the Company’s common stock outside of the Company’s stock incentive plans at an exercise price of $0.24.

Mr. Rios receives a monthly payment of $2,500 for serving as a director effective July 1, 2021.

Each director is reimbursed for travel and other out-of-pocket expenses incurred in attending Board of Director and committee meetings.

Equity Compensation Plan Information

On June 18, 2018, we established our Stock Incentive Plan. The purpose of the Stock Incentive Plan is to promote our and our stockholders interests by providing directors, officers, employees and consultants with appropriate incentives and rewards to encourage them to enter into and continue in our employ, to acquire a proprietary interest in our long-term success and to reward the performance of individuals in fulfilling long-term corporate objectives.

The Stock Incentive Plan terminates after a period of ten years in June 2028.

The Stock Incentive Plan is administered by the Board of Directors or a Committee appointed by the Board of Directors who have the authority to administer the Stock Incentive Plan and to exercise all the powers and authorities specifically granted to it under the Stock Incentive Plan.

The maximum number of securities available under the Stock Incentive Plan is 800,000 shares of common stock. The maximum number of shares of common stock awarded to any individual during any fiscal year may not exceed 100,000 shares of common stock.

As of December 31, 2020, there was an aggregate of 100,000 options to purchase shares of common stock granted under our Stock Incentive Plan and 700,000 shares reserved for future grants. Following the approval of the 2021 Plan, we intend to cease granting awards under the Stock Incentive Plan

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2018 Equity Incentive Plan	100,000	$0.40	7,00,000

Equity compensation plans not approved by security holders	—	$—	—
Total	100,000	$0.40	700,000

BOARD AND COMMITTEE MEETINGS

During our fiscal year ended December 31, 2020, the Board of Directors held 2 meetings. Each of our incumbent directors that were directors during our fiscal year ended December 31, 2020 attended no less than 75% of the meetings of the Board of Directors.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Our directors are encouraged, but not required, to attend the Annual Meeting of Stockholders. Due to COVID-19 concerns, one or more of our directors are expected not to attend the Annual Meeting.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected RBSM, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2021. IPSI is asking its stockholders to ratify the appointment of RBSM as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021.

A representative of RBSM is expected to be present either in person or via teleconference at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Ratification of the appointment of RBSM by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the Annual Meeting. If our stockholders fail to ratify the appointment, the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required to approve the ratification of the appointment of IPSI’s registered public accounting firm. Abstentions will have the effect of a vote against and broker-non-votes, if any, see above (although none are anticipated since this is a routine matter for which brokers may vote in their discretion if beneficial owners of our stock do not provide voting instructions not directed by stockholders how to vote), will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF RBSM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON DECEMBER 31, 2021.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees including expenses billed to us for the years ended December 31, 2020 and 2019 by RBSM LLP.

	Year Ended December 31, 2020	Year Ended December 31, 2019
Audit fees and expenses	$67,500	$140,000
Taxation preparation fees	—	—
Audit related fees	—	—
Other fees	—	—
	$67,500	$140,000

____________

(1)      Audit fees and expenses were for professional services rendered for the audit and reviews of the consolidated financial statements of the Company, professional services rendered for issuance of consents and assistance with review of documents filed with the SEC.

Audit-Related Fees; Tax Fees and All Other Fee.    There were no audit-related fees, tax fees or other fees paid to RBSM during fiscal years 2020 and 2019.

In considering the nature of the services provided by RBSM the Board determined that such services are compatible with the provision of independent audit services. The Board discussed these services with RBSM and IPSI’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the full Board, which serves as our Audit Committee, has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Board has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year for audit services, audit-related services, tax services and other fees to the Board for approval.

The Board pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the Board requires the independent registered public accounting firm and management to report actual fees versus budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Board requires specific pre-approval before engaging the independent registered public accounting firm.

The Board has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted non-audit services. The documentation includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Board approval is required to exceed the pre-approved amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For both types of pre-approval, the Board considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Board also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks, and improve audit quality. The Board may form and delegate pre-approval authority to committees consisting of one or more members of the Board, and such committees must report any pre-approval decisions to the Board at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by the Board.

Report of the Board of Directors

The Board of Directors, acting as the Company’s Audit Committee, hereby reports as follows:

(1)    Management has the primary responsibility for the Company’s financial statements and reporting process, including its system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

(2)    The Audit Committee has discussed with the Company’s independent audit firm the overall scope of, and plans for, its audits. The Audit Committee discussed with the independent audit firm the Company’s financial reporting process in addition to other matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as may be modified or supplemented.

(3)    The Audit Committee has received the written disclosures and the letter from RBSM LLP required by applicable requirements of the PCAOB concerning independence, and has discussed with RBSM LLP, its independence.

(4)    Based on the matters and discussions referred to in paragraphs (1) through (3) above, the Board of Directors has approved the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

(5)    After considering RBSM LLP’s experience and independence, the Board of Directors recommends that the Company (a) retain RBSM LLP as the Company’s independent audit firm to perform the audit of the financial statements as of and for the year ending December 31, 2021 and (b) submit to shareholders the ratification of RBSM LLP, as the Company’s independent audit firm at the 2021 annual meeting.

Submitted by the Board of Directors

William Corbett (Chairman)
Richard Rosenblum
James Fuller
Madisson Corbett
Clifford Henry
David Rios

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT A RATIO TO BE DETERMINED IN THE DISCRETION OF THE BOARD OF DIRECTORS WITHIN A RANGE OF ONE (1) SHARE OF COMMON STOCK FOR EVERY TWO (2) TO THIRTY (30) SHARES OF COMMON STOCK

General

The Board of Directors has adopted, and is recommending that our stockholders approve, a proposed amendment to our Articles of Incorporation to effect a Reverse Stock Split of the issued and outstanding shares of common stock. Such amendment will be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable. Holders of the common stock are being asked to approve the proposal that Article 3 of our Articles of Incorporation be amended to effect a Reverse Stock Split of the common stock at a ratio to be determined in the discretion of the Board of Directors within the range of one (1) share of common stock for every two (2) to thirty (30) shares of common stock and also to decide whether or not to proceed to effect a Reverse Stock Split or instead to abandon the proposed amendment altogether. Pursuant to the laws of the State of Nevada, our state of incorporation, the Board of Directors must adopt any amendment to our Articles of Incorporation and submit the amendment to stockholders for their approval. The form of proposed amendment to effect the Reverse Stock Split is set forth in the certificate of amendment to our Articles of Incorporation attached as Appendix A to this proxy statement. If the Reverse Stock Split is approved by our stockholders and if a certificate of amendment is filed with the Secretary of State of the State of Nevada, the certificate of amendment to the Articles of Incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of common stock by the ratio to be determined by the Board of Directors and publicly announced prior to the effectiveness of any Reverse Stock Split. If the Board of Directors does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time. The Board of Directors may abandon the proposed amendment to effect the Reverse Stock Split at any time prior to its effectiveness, whether before or after stockholder approval thereof.

By approving this proposal, stockholders will approve the amendment to our Articles of Incorporation pursuant to which any whole number of outstanding shares, between and including two and thirty, would be combined into one share of common stock, and authorize the Board of Directors to file a certificate of amendment setting forth such amendment, as determined by the Board of Directors in the manner described herein. If approved, the Board of Directors may also elect not to effect any Reverse Stock Split and consequently not to file any certificate of amendment to the Articles of Incorporation. The Board of Directors believes that stockholder approval of an amendment granting the Board of Directors this discretion, rather than approval of a specified exchange ratio, provides the Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of our company and its stockholders. The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the common stock, and the continued listing requirements of the Nasdaq. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board of Directors does not deem it to be in our best interest and the best interest of our stockholders. The Reverse Stock Split, if authorized and if deemed by the Board of Directors to be in our best interest and the best interest of our stockholders, will be effected, if at all, at a time that is not later than one year from the date of the 2021 Annual Meeting. The Board of Directors will publicly announce the ratio selected for the Reverse Stock Split prior to the effectiveness of any such Reverse Stock Split.

The proposed approval of the Reverse Stock Split as set forth in the certificate of amendment to our Articles of Incorporation, will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock; however, effecting the Reverse Stock Split will provide for additional shares of unissued authorized common stock. As of the date of this proxy statement, our current authorized number of shares of common stock is sufficient to satisfy all of our share issuance obligations and current share plans and we do not have any current plans, arrangements or understandings relating to the issuance of the additional shares of authorized common stock that will become available following the Reverse Stock Split.

Purpose and Background of the Reverse Stock Split

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on Nasdaq. One of Nasdaq listing requirements is that the bid price of our common stock is at a specified minimum per share (the “Minimum Bid Price”). Reducing the number of outstanding shares of our common stock should, absent other factors, result in an increase in the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would, following the Reverse Stock Split, remain over the Minimum Bid Price requirement of Nasdaq.

In addition, with a high number of issued and outstanding shares of common stock, the price per each share of our common stock may be too low for the Company to attract investment capital on reasonable terms for the Company. We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split may make our common stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of the holders of our common stock.

Although reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, or that the market price of our common stock will increase (proportionately to the reduction in the number of shares of our common stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our common stock will not decrease in the future.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS PROXY STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, CONVERSION PRICES AND EXERCISE PRICES OF OPTIONS AND WARRANTS, DOES NOT REFLECT THE IMPACT OF THE REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

Board Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by the stockholders and the Board determines to effect the Reverse Stock Split, it will consider certain factors in selecting the specific stock split ratio, including prevailing market conditions, the trading price of the common stock and the steps that we will need to take in order to achieve compliance with the initial listing requirements of the Nasdaq. Based in part on the price of the common stock on the days leading up to the filing of the certificate of amendment to the Articles of Incorporation effecting the Reverse Stock Split, the Board of Directors will determine the ratio of the Reverse Stock Split, in the range of 1:2 to 1:30, that, in the judgment of the Board of Directors is the reverse split ratio most likely to allow us to achieve and maintain compliance with the

Nasdaq Minimum Bid price for the longest period of time, while retaining a sufficient number of outstanding, tradeable shares to facilitate an adequate market. The Board of Directors will publicly announce the ratio selected for the Reverse Stock Split prior to the effectiveness of the Reverse Stock Split within the limits set forth in this proposal.

Consequences if Stockholder Approval for Proposal Is Not Obtained

If stockholder approval for the Reverse Stock Split Proposal is not obtained, we will not be able to file a certificate of amendment to the Articles of Incorporation to effect the Reverse Stock Split. If stockholder approval of the Reverse Stock Split is not obtained at the Annual Meeting and we should fail to satisfy the Nasdaq minimum bid price, we will continue to seek stockholder approval of a reverse stock split in order to comply with the Nasdaq initial listing requirements.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing (the “Split Effective Time”) of Reverse Stock Split Amendment, with the Secretary of State of the State of Nevada. The exact timing of the filing of the Reverse Stock Split Amendment that will affect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the Board of Directors reserves the right to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Upon the Split Effective Time, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by our Board of Directors within a range of 1:2 to 1:30. Fractional shares will not be issued. Instead, we will issue a full share of post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split. In other words, we will “round up” fractional shares.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent the Reverse Stock Split would result in fractional shares, as described above. The Reverse Stock Split will not change the terms of the common stock. Additionally, the Reverse Stock Split will have no effect on the number of common stock that we are authorized to issue. After the Split Effective Time, the shares of common stock will have the same voting rights and rights to dividends and distributions (other than fractional shares) and will be identical in all other respects to the common stock now authorized. The issued common stock will remain fully paid and non-assessable.

After the Split Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which are numbers used to identify our equity securities, and stockholders holding physical stock certificates with the older CUSIP numbers should exchange those stock certificates for stock certificates with the new CUSIP numbers by following the procedures enumerated in the letter of transmittal to be sent to our stockholders, as described below. Stockholders holding common stock in street name do not have to take any action, as the split will occur automatically on the Split Effective Time, as described below.

Notwithstanding the decrease in the number of outstanding shares of common stock following the proposed Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934.

Because the number of authorized shares of our common stock will not be reduced, an overall effect of the Reverse Stock Split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Stock Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock and preferred stock.

The following table sets forth the approximate number of shares of the common stock that would be outstanding immediately after the Reverse Stock Split based on the current authorized number of shares of common stock at various exchange ratios, based on 353,951,679 shares of common stock actually outstanding as of July 31, 2021. The table does not account for fractional shares.

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split Based on Current Authorized Number of Shares
None	353,951,679
1:2	176,975,840
1:10	35,395,168
1:20	17,697,584
1:30	11,798.389

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to affect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian, or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians, or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split common stock.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

We expect that the Transfer Agent will act as the exchange agent for the purposes of implementing the exchange of stock certificates in connection with the Reverse Stock Split. As soon as practicable after Split Effective Time, the stockholders holding common stock in certificated form will be sent a letter of transmittal by the Transfer Agent. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificates representing pre-split shares of our common stock to the Transfer Agent in exchange for certificates representing post-split shares. No new certificates will be issued to a shareholder until that shareholder has surrendered the certificate(s) representing the outstanding pre-Reverse Stock Split shares together with the properly completed and executed letter of transmittal.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

Fractional shares with respect to our common stock will not be issued in connection with the Reverse Stock Split. We will round up any fractional shares of our common stock resulting from the Reverse Stock Split to the nearest whole share.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Anti-Takeover Effects of the Reverse Stock Split

The effective increase in our authorized and unissued shares as a result of the Reverse Stock Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Stock Split could make the accomplishment of a merger or similar transaction more difficult, even if it is seemingly beneficial to our stockholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

As discussed above, the principal goals of the Company in effecting the Reverse Stock Split are to increase the ability of institutions to purchase our common stock and stimulate the interest in our common stock by analysts and brokers as well as comply with certain Minimum Bid Price requirements to increase the likelihood of listing our common stock on a national securities exchange. The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

The Reverse Stock Split proposal is not a plan by our Board to adopt a series of amendments to our Articles of Incorporation or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Plans for Newly Available Shares

We presently have no specific plans, nor have we entered into any agreements, arrangements or understandings with respect to the shares of authorized common stock that will become available for issuance as a result of the Reverse Stock Split.

Accounting Matters

This proposed amendment to the Articles of Incorporation will not affect the par value of our common stock or Preferred Stock per share. As a result, as of the Split Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Interests of Officers and Directors in this Proposal

Other than the reduction in the number of shares of common stock held by them, which would result from the consummation of the Reverse Stock Split, which will be similar to the effect on all other holders of the Company’s shares of common stock, our officers and directors do not have any substantial interest, direct or indirect, in the Reverse Stock Split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. holders generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

No gain or loss will be recognized by us as a result of the Reverse Stock Split. As noted above, we will not issue fractional shares of our common stock in connection with the Reverse Stock Split. Instead, we will issue a full share of post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split. The U.S. federal income tax consequences of the receipt of such an additional share of our common stock are not clear. Our view regarding the tax consequences of the Reverse

Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each U.S. holder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

Vote Required

The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock as of the Record Date will be required to approve the Reverse Stock Split. Abstentions and broker-non-votes, if any, will have the effect of a vote against this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT AT A RATIO TO BE DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITHIN A RANGE OF ONE (1) SHARE OF COMMON STOCK FOR EVERY TWO (2) TO THIRTY (30) SHARES OF COMMON STOCK.

PROPOSAL 4
APPROVAL OF THE AUTHORIZED SHARE AMENDMENT, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 500,000,000 SHARES TO 750,000,000 SHARES

As of August 9, 2021, the Board adopted and approved an Certificate of Amendment to the Company’s Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of common stock of the Company from 500,000,000 shares to 750,000,000 shares. The Amendment to the Articles of Incorporation with respect to the Authorized Share Amendment is included in the attachment marked as Appendix B to this Proxy Statement.

Purpose of the Increase in Authorized Shares

The Board strongly believes that the increase in the number of authorized shares of Common Stock is necessary to provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy.

The number of authorized shares of Common Stock following the amendment of our Articles of Incorporation as a result of the approval of this Proposal 4 will not be reduced by the Reverse Split.

Accordingly, the Board has unanimously approved a resolution proposing such amendment to our Articles of Incorporation and directed that it be submitted for approval at the Annual Meeting.

Of the 500,000,000 shares of Common Stock currently authorized, 353,951,679 shares of Common Stock were outstanding as of July 31, 2021, in addition to the following:

•        800,000 shares of Common Stock authorized for issuance under our incentive plans, of which 516,666 shares of Common Stock are underlying outstanding options having a weighted average exercise price of $0.27 per share; and

•        57,304,105 shares of Common Stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $0.16 per share.

The number of shares outstanding or reserved for issuance under outstanding options, warrants and other derivative securities set forth above does not reflect the Reverse Split set forth in Proposal 3 above. If the Reverse Split is approved, such number of shares, but not the number of authorized shares, would be adjusted proportionally.

Principal Effects of Increase in Number of Authorized Shares of Common Stock

If stockholders approve this Proposal 4, the additional authorized shares of Common Stock will have rights identical to the currently outstanding shares of our Common Stock. The proposed amendment will not affect the par value of the Common Stock, which will remain at $0.0001 per share. Approval of this Proposal 4 and issuance of the additional authorized shares of Common Stock would not affect the rights of the holders of currently outstanding shares of our Common Stock, except for effects incidental to increasing the number of shares of our Common Stock outstanding, such as dilution of any earnings per share and voting rights of current holders of Common Stock.

The additional authorized shares of Common Stock by the approval of this Proposal 4 could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our Articles of Incorporation, the NRS or other applicable law, regulatory agencies or Nasdaq rules. Stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right thereunder to purchase any new issue of Common Stock, or securities that are convertible into Common Stock, in order to maintain their proportionate ownership interests in the Company.

Our stockholders are not entitled to dissenters’ or appraisal rights under the NRS with respect to the proposed amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock and we will not independently provide the stockholders with any such right if the increase is implemented.

The proposed amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock could, under certain circumstances, have an anti-takeover effect. The additional shares of Common Stock that would become available for issuance if this Proposal 4 is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities not approved by the Board, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.

Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal 4 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Vote Required

The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock as of the Record Date will be required to approve the Authorized Share. Abstentions and broker-non-votes, if any, will have the effect of a vote against this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AUTHORIZED SHARE AMENDMENT, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 SHARES TO 750,000,000 SHARES.

PROPOSAL 5
APPROVAL OF OUR 2021 STOCK INCENTIVE PLAN

Our Board believes that it is in the best interests of the Company and its stockholders to have a new equity compensation plan adopted by the Board so that the Company can continue to provide a means whereby eligible employees, officers, non-employee directors and consultants develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, on August 9, 2021, our Board approved and adopted the Innovative Payment Solutions, Inc. 2021 Stock Incentive Plan (the “2021 Plan”).

Approval of the 2021 Plan by the Company’s stockholders is required, among other things, in order to allow the grant to eligible employees of options that qualify as “incentive stock options” (or ISOs) under Section 422 of the Code.

Purpose of the 2021 Plan

The Board believes that the 2021 Plan is necessary for us to attract, retain and motivate our employees, directors and consultants through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards. We believe the 2021 Plan is best designed to provide the proper incentives for our employees, directors and consultants, ensures our ability to make performance-based awards, and meets the requirements of applicable law.

Summary of the 2021 Stock Incentive Plan

The following is a summary of the principal features of the 2021 Plan. This summary does not purport to be a complete description of all of the provisions of the 2021 Plan and it is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which is attached to this Proxy Statement as Appendix C hereto.

Available Shares.    An aggregate of 53,000,000 shares of the Company’s common stock may be issued under the 2021 Plan, subject to equitable adjustment in the event of future stock splits including the Reverse Stock Split, if consummated, and other capital changes, all of which may be issued in respect of Incentive Stock Options (or ISOs) that meet the requirements of Section 422 of the Code.

In applying the aggregate share limitation under the 2021 Plan, shares of common stock (i) subject to awards that are forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or otherwise forfeited, or terminated without payment being made thereunder and (ii) that are surrendered in payment or partial payment of the exercise price of an option or taxes required to be withheld with respect to the exercise of stock options or in payment with respect to any other form of award are not counted and, therefore, may be made subject to new awards under the 2021 Plan.

Administration.    The 2021 Plan will be administered by our Board until we establish a Compensation Committee. Our Board has discretion to determine the individuals to whom awards may be granted under the 2021 Plan, the number of shares of common stock, units or other rights subject to each award, the type of award, the manner in which such awards will vest, and the other conditions applicable to awards. The Board is authorized to interpret the 2021 Plan, to prescribe, amend and rescind any rules and regulations relating to the 2021 Plan and to make any other determinations necessary or desirable for the administration of the 2021 Plan. All interpretations, determinations and actions by the Board are final, conclusive and binding on all parties.

Eligibility.    Any employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries, or any person who is determined by our Board to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries is eligible to participate in the 2021 Plan. As of August 25, 2021, the Company had approximately 4 full-time employees, including 2 executive officers, 4 non-employee directors, and 5 consultants, advisors and/or other individual service providers. As awards under the 2021 Plan are within the discretion of the Board, and/or the Compensation Committee, we cannot determine how many individuals in each of the categories described above will receive awards.

Types of Awards.    Under the 2021 Plan, the Board may grant nonqualified stock options (or NSOs), incentive stock options (or ISOs), stock appreciation rights (or SARs), restricted stock, restricted stock units, and other stock-based awards. The terms of each award will be set forth in a written agreement with the participant.

Stock Options.    The Board will determine the exercise price and other terms for each option and whether the options will be NSOs or ISOs. ISOs may be granted only to employees and are subject to certain other restrictions. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. To the extent an option intended to be an ISO does not qualify as an ISO, it will be treated as an NSO.

The exercise price per share of each option will not be less than 100% of the fair market value of the Company’s common stock on the date of grant (or 110% of the fair market value per share in the case of ISOs granted to a ten-percent or more stockholder).

Options granted under the 2021 Plan will be exercisable at such time or times as the Board prescribes at the time of grant. A participant may exercise an option by written notice and payment of the exercise price in cash, or as determined by the Board, through delivery of previously owned shares, the withholding of shares deliverable upon exercise, a cashless exercise program implemented by the Board, and/or such other method as approved by the Board and set forth in an award agreement. The maximum term of any option granted under the 2021 Plan is ten years from the date of grant (five years in the case of an ISO granted to a ten-percent or more stockholder). The Board may, in its discretion, permit a holder of an NSO to exercise the option before it has otherwise become exercisable, in which case the shares issued to the participant will be restricted stock having analogous vesting restrictions to the unvested NSO before exercise.

Unless an award agreement provides otherwise, if a participant’s Service (as defined in the 2021 Plan) terminates (i) by reason of his or her death or Disability (as defined in the 2021 Plan), any option held by such participant may be exercised, to the extent otherwise exercisable, by the participant or his or her estate or personal representative, as applicable, at any time in accordance with its terms for up to one year after the date of such participant’s death or termination of Service, as applicable, (ii) for Cause (as defined in the 2021 Plan), any option held by such participant will be forfeited and cancelled as of the date of termination of Service and (iii) for any reason other than death, Disability or Cause, any option held by such participant may be exercised, to the extent otherwise exercisable, up until ninety (90) days following termination of Service.

Stock Appreciation Rights.    The Board may grant SARs independent of or in connection with an option. The Board will determine the other terms applicable to SARs. The exercise price per share of each SAR will not be less than 100% of the fair market value of the Company’s common stock on the date of grant. The maximum term of any SAR granted under the 2021 Plan will be ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by the number of shares as to which the SAR is exercised. Payment may be made in shares of Company Common Stock, in cash, or partly in shares of Company Common Stock and partly in cash, all as determined by the Board.

Restricted Stock and Stock Units.    The Board may award restricted stock and/or stock units under the 2021 Plan. Restricted stock awards consist of shares of common stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of the Company’s common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Board, subject to applicable tax withholding requirements. The Board will determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. Unless the Board determines otherwise at the time of grant, holders of restricted stock will have the right to vote the shares and receive all dividends and other distributions.

Other Stock-Based Awards.    The Board may award other types of stock-based awards under the 2021 Plan, including the grant or offer for sale of unrestricted shares of the Company’s common stock, in such amounts and subject to such terms and conditions as the Board determines.

Transferability.    Awards granted under the 2021 Plan will not be transferable other than by will or by the laws of descent and distribution, except that the Board may permit NSOs, share-settled SARs, restricted stock, performance share or share-settled other stock-based awards to be transferred to family members and/or for estate planning or charitable purposes.

Change in Control.    The Board may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the 2021 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Board, or (iv) such other modification or adjustment to an award as the Board deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. Unless otherwise provided by an award agreement, the Board may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option and/or SAR; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of the Company’s common stock on the date of the change in control; or (f) terminate any award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however that if the Change in Control Consideration with respect to any option or SAR does not exceed the exercise price of such option or SAR, the Board may cancel the option or SAR without payment of any consideration therefor. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the change in control to holders of the Company’s common stock. Without limitation of the foregoing, if as of the date of the occurrence of the change in control the Board determines that no amount would have been attained upon the realization of the participant’s rights, then such award may be terminated by the Company without payment. The Board may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the award prior to the change in control) and/or make such other modifications, adjustments or amendments to outstanding Awards or the 2021 Plan as the Board deems necessary or appropriate.

Term; Amendment and Termination.    The 2021 Plan will continue in effect until terminated by the Board; provided, however, that no award will be granted under the 2021 Plan on or after the 10th anniversary of the date of the adoption of the 2021 Plan by the Board. The Board may suspend, terminate, or amend the 2021 Plan in any respect at any time, provided, however, that (i) no amendment, suspension or termination may materially impair the rights of a participant under any awards previously granted, without his or her consent, (ii) the Company shall obtain stockholder approval of any 2021 Plan amendment as required to comply with any applicable law, regulation or stock exchange rule and (iii) stockholder approval is required for any amendment to the 2021 Plan that (x) increases the number of shares of common stock available for issuance thereunder or (y) changes the persons or class of persons eligible to receive awards.

New Plan Benefits

As of the date of this proxy statement, we are unable to determine any grants of awards under the 2021 Plan that will be made.

Interests of Directors and Executive Officers

Our current directors and executive officers have substantial interests in the matters set forth in this proposal since equity awards may be granted to them under the 2021 Plan.

Material United States Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this proxy, associated with the grant of awards under the 2021 Plan. This summary is based on our understanding of present United States federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address foreign, state, local, or non-income tax consequences.

Options

Grant.    There is generally no United States federal income tax consequence to the participant solely by reason of the grant of incentive stock options or nonqualified stock options under the 2021 Plan, assuming the exercise price of the option is not less than the fair market value of the shares on the date of grant.

Exercise.    The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the participant generally must exercise the incentive stock option no later than three (3) months following the termination of the participant’s employment with us. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below). Upon the exercise of a nonqualified stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid by the participant as the exercise price.

The participant’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, recognized by the participant upon exercise thereof.

Qualifying Disposition.    If a participant disposes of shares of our common stock acquired upon exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the participant pursuant to the exercise of the incentive stock option, the participant will realize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the participant’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition.    If the participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option (other than in certain tax free transactions) within two years from the date on which the incentive stock option was granted or within one year after the transfer of shares to the participant pursuant to the exercise of the incentive stock option, at the time of disposition the participant will generally recognize ordinary income equal to the lesser of: (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the participant or (ii) the participant’s actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the participant under the option, the participant will recognize a capital gain in the amount of the excess. If the participant incurs a loss on the disposition (the total amount realized is less than the exercise price paid by the participant), the loss will be a capital loss.

Other Disposition.    If a participant disposes of shares of our common stock acquired upon exercise of a nonqualified stock option in a taxable transaction, the participant will recognize capital gain or loss in an amount equal to the difference between the participant’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of incentive stock options as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the participant.

Alternative Minimum Tax.    Alternative minimum tax is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any alternative minimum tax paid generally may be credited against future regular tax liability (but not future alternative minimum tax liability).

Alternative minimum tax applies to alternative minimum taxable income. Generally, regular taxable income as adjusted for tax preferences and other items is treated differently under the alternative minimum tax.

For alternative minimum tax purposes, the spread upon exercise of an incentive stock option (but not a nonqualified stock option) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent alternative minimum tax purposes. However, if the participant disposes of the incentive stock option shares in the year of exercise, the alternative minimum tax income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

There are no federal income tax consequences to us by reason of the grant of incentive stock options or nonqualified stock options or the exercise of an incentive stock option (other than disqualifying dispositions). At the time the participant recognizes ordinary income from the exercise of a nonqualified stock option, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, and subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a corresponding deduction in the year in which the disposition occurs. We are required to report to the Internal Revenue Service any ordinary income recognized by any participant by reason of the exercise of a nonqualified stock option. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by the participant upon exercise of nonqualified stock options.

Stock Appreciation Rights

There are generally no tax consequences to the participant or us by reason of the grant of stock appreciation rights. In general, upon exercise of a stock appreciation rights award, the participant will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the stock appreciation rights’ exercise price, or the amount payable, and we generally will be entitled to a corresponding federal income tax deduction. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by an employee upon exercise of a stock appreciation rights award.

Restricted Stock

Unless a participant makes a Section 83(b) election, as described below, with respect to restricted stock granted under the 2021 Plan, a participant receiving such an award will not recognize U.S. taxable ordinary income until an award is vested and we will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and we will generally entitled to a corresponding federal income tax deduction. When the award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant, and we generally will be entitled to a corresponding federal income tax deduction. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture.

However, by filing a Section 83(b) election with the Internal Revenue Service within thirty (30) days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by us will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by an employee from the vesting or lapse of a substantial risk of forfeiture with respect to a restricted stock award.

Restricted Stock Units

In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU. Upon resale of the shares acquired pursuant to an RSU, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the recipient. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by an employee upon settlement of an RSU.

Section 409A

If an award under the 2021 Plan is subject to Section 409A of the Code but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. Our Board intends to consider the potential impact of Section 162(m) on grants made under the 2021 Plan, but reserves the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy at the 2020 Annual Meeting is required to approve the 2021 Plan. Abstentions will have the same effect as a vote against the proposal and broker non-votes will not be counted for purposes of determining the number of shares represented and voted on this proposal in the meeting and, accordingly, will not affect the outcome of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR OUR
2021 STOCK INCENTIVE PLAN.

PROPOSAL 6
APPROVAL OF THE PREFERRED STOCK AMENDMENT, TO PROVIDE THE BOARD WITH THE AUTHORITY TO, AT ITS DISCRETION, FIX BY RESOLUTION OR RESOLUTIONS, THE DESIGNATIONS, RIGHTS AND PRIVILEGES OF THE COMPANY’S PREFERRED STOCK

As of August 9, 2021, the Board adopted and approved an Certificate of Amendment to the Company’s Articles of Incorporation (the “Preferred Stock Amendment”) to allow the Board to fix by resolution or resolutions, the designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of the 25,000,000 shares of Company’s currently authorized preferred stock (the “Preferred Stock”), including, without limitation, the authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof. The Preferred Stock Amendment will allow our Preferred Stock to be issued from time to time in one or more series by our Board. The Amendment to the Articles of Incorporation with respect to the Preferred Stock Amendment is included in the attachment marked as Appendix D to this Proxy Statement.

Purpose of the “Blank Check” Preferred Stock

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock may grant the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our company, or as may be required by the capital markets, the Preferred Stock Amendment will establish 25,000,000 authorized shares of “blank check” preferred stock for us to issue.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our stockholders and the terms, rights and features of which are determined by our Board upon issuance. The authorization of such “blank check” preferred stock permits our Board to authorize and issue preferred stock from time to time in one or more series without seeking further action or vote of our stockholders.

Principal Effects of the “Blank Check” Preferred Stock

Subject to the provisions of the Preferred Stock Amendment and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by our stockholders. The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to what is in our best interests and the best interests of our stockholders.

The authorization of the “blank check” preferred stock will provide us with increased financial flexibility in meeting future capital requirements. It will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, exchanging preferred stock for common stock, the issuance for cash as a means of obtaining capital for our use, issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets, or issuance as part or all of an equity compensation plan.

The issuance by us of preferred stock could dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution may be substantial, depending upon the number of shares issued. The newly authorized shares of preferred stock could also have voting rights superior to our common stock, and in such event would have a dilutive effect on the voting power of our existing stockholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of preferred stock to persons friendly to our Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

Vote Required

The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock as of the Record Date will be required to approve the Preferred Stock Amendment. Abstentions and broker-non-votes, if any, will have the effect of a vote against this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PREFERRED STOCK AMENDMENT, TO PROVIDE THE BOARD WITH THE AUTHORITY TO, AT ITS DISCRETION, FIX BY RESOLUTION OR RESOLUTIONS, THE DESIGNATIONS, RIGHTS AND PRIVILEGES OF THE COMPANY’S PREFERRED STOCK.

PROPOSAL 7
APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Annual Meeting (the “Adjournment”), if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of approval of a proposed amendment to our Articles of Incorporation, as amended, to effectuate the Reverse Split Amendment, the approval of the Authorized Share Amendment or the approval of the Preferred Stock Amendment. If we fail to receive a sufficient number of votes to approve such proposals, we may propose to adjourn the Annual Meeting for a period of not more than thirty (30) days, for the purpose of soliciting additional proxies to approve such proposals. We currently do not intend to propose Adjournment of the Annual Meeting if there are sufficient votes in favor of the Proposals.

Vote Required

The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting is required to approve the Adjournment. Abstentions on this proposal will have the same effect as a vote against the proposal and broker non-votes will not be counted for purposes of determining the number of shares represented and voted on this proposal in the meeting and, accordingly will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSALS 3. 4 AND 6, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 8
ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) we are required to provide our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. The advisory stockholder vote to approve the compensation of our named executive officers is often referred to as the “say-on-pay vote.” This say-on-pay vote will not be binding on us, the Board of Directors.

Our Board continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

The Board of Directors is asking our stockholders to indicate their support for our named executive officers’ compensation as disclosed in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, the Board of Directors will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2021 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Summary Compensation Table for fiscal year 2020, and the other related tables and disclosures).”

The say-on-pay vote is advisory, and therefore is not binding on us, the Compensation Committee (when established) or the Board of Directors. The Board of Directors value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock that are present or represented by proxy at the meeting and voted is required to approve, on an advisory basis, the compensation of the Company’s named executive officers. Abstentions will have the same effect as a vote against the proposal and broker non-votes will not be counted for purposes of determining the number of shares represented and voted on this proposal in the meeting and, accordingly, will not affect the outcome of the Say-on-Pay vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 9
ADVISORY VOTE REGARDING THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, we are seeking the input of our stockholders on the question of how frequently IPSI should seek the stockholder vote to approve (on an advisory basis) the compensation of our named executive officers. The advisory stockholder vote to approve the compensation of our named executive officers is often referred to as the “say-on-pay vote”; Proposal No. 8 is such a “say-on-pay” proposal. This Proposal 9 is often referred to as a “say-on-frequency” vote.

The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on the Company’s executive compensation programs either annually, every two years, or every three years. Although this vote is advisory and nonbinding, the Board of Directors will review voting results and give consideration to the outcome of such voting. However, because this vote is advisory and not binding on the Board of Directors or us, the Board of Directors may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board of Directors recognizes the value of receiving input from the Company’s stockholders on important issues such as the Company’s compensation programs. However, it believes that a well-structured compensation program should include plans that drive creation of stockholder value over the long-term rather than focus on short term results. The three-year voting cycle allows stockholders to review compensation over a longer period of time, providing sufficient time to evaluate the impact of changes made in one year where outcomes may not be immediately known. In addition, a three-year voting cycle is more closely aligned with a longer-term view of compensation. The Board of Directors therefore recommends that our stockholders select “3 YEARS” when voting on the frequency of the advisory vote on executive compensation.

Vote Required

The option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders Abstentions will have the same effect as a vote against the proposal and broker non-votes will not be counted for purposes of determining the number of shares represented and voted on this proposal and, accordingly, will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF A 3 YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

NO DISSENTERS’ RIGHTS

The corporate actions described in this proxy statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Proxy Statement. Only one Proxy Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Proxy Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

OTHER INFORMATION REGARDING THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 30, 2021 for:

•        each of our directors and nominees for director;

•        each of our named executive officers;

•        all of our current directors and executive officers as a group; and

•        each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

We have based our calculations of the percentage of beneficial ownership on 353,951,679 shares of our common stock. We have deemed shares of our common stock subject to options and warrants that are currently exercisable within sixty (60) days of July 31, 2021, to be outstanding and to be beneficially owned by the person holding the warrant or restricted stock unit for the purpose of computing the percentage ownership of that person. We did not deem these, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal business address for each of the individuals and entities listed below is 56B 5th Street, Lot 1. Carmel by the Sea, CA 93921.

We have not deemed shares of common stock to be outstanding for variable priced convertible notes for the purposes of calculating beneficial ownership.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock Included*		Percentage of Common Stock Beneficially Owned
William Corbett (Chief Executive Officer)	30,495,000	(1)	18.4%
Richard Rosenblum (President and Chief Financial Officer)	7,000,000	(2)	2.0%
Andrey Novikov (Chief Operating Officer)	1,750,887	(3)	**%
James Fuller (Director)	2,227,333	(4)	**%
Clifford Henry (Director)	2,000,000		—
Madisson Corbett (Director)	2,000,000		—
David Rios (Director)	1,000,000		—
All officers and directors as a group (7 persons)	46,473,220		12.6%

5% or more Shareholders
Strategic IR, Inc.	27,156,353	(5)	7.67%
Jimmy J. Gibbs	19,574,391	(6)	5.43%

____________

*        Excludes any shares deemed to be outstanding on variable priced convertible securities.

**      Less than 1%

(1)      Includes: (i) 5,123,750 shares of common stock issued on November 16, 2020; (ii) 15,371,250 restricted shares of common stock, granted on June 24, 2020, and issued on November 16, 2020, which are subject to forfeiture restrictions and which forfeiture restriction lapses 33%, 33% and 34% on the first, second and third anniversary of the June 24, 2020 date of grant; and (iii) a ten year option exercisable for 20,000,000 shares of common stock at an exercise price of $0.15 per share, 50% of which were vested on the date of grant. The remaining 50% vest at a rate of 1/36th per month over a three-year period.

(2)      Consists of 2,000,000 shares of the Company’s stock and options exercisable for 10,000,000 shares of common stock of which 5,000,000 are vested. The remaining 50% vest at a rate of 1/36th per month over a three-year period.

(3)      Consists of 1,442,564 shares of the Company’s common stock, of which 1,016,408 are restricted shares and options exercisable for 308,333 shares of common stock all of which are vested.

(4)      Consists of 2,019,000 shares of the Company’s common stock, and options exercisable for 208,333 shares of common stock of which all are vested.

(5)      Information is based on a Schedule 13G filed by Strategic IR with the Securities and Exchange Commission on July 9, 2020. Anna Mosk is the President of Strategic IR and its business address is 19355 Business Center Drive, Suite 9, Northridge, California 91324.

(6)      Based solely on the information disclosed by Mr. Jimmy I. Gibbs a Schedule 13G/A filed on January 31, 2020. Figure Consists of (i) 19,467,891 shares of common stock; and (ii) 106,500 shares of common stock held by Gibbs Investment Holdings, LLC, of which Mr. Gibbs is an equity holder and controller. The business address for each of Mr. Gibbs, Gibbs International, Inc., and Gibbs Investment Holdings, LLC is 9855 Warren H. Abernathy Highway, Spartanburg, South Carolina 29301.

AVAILABILITY OF REPORT ON FORM 10-K

Our audited consolidated financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Upon your written request, we will provide to you a complimentary copy of our 2020 Annual Report on Form 10-K as filed with the SEC. Your request should be mailed to the Corporate Secretary, Innovative Payment Solutions, Inc., 56B 5th Street, Lot 1. Carmel by the Sea, CA 93921. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our website at www.ipsipay.com and clicking on “Investors,” then on “Annual Meeting Materials.”

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS (“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our proxy materials, including this Proxy Statement. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and other Annual Meeting materials, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement and other Annual Meeting materials to the Corporate Secretary, Innovative Payment Solutions, Inc., 56B 5th Street, Lot 1. Carmel by the Sea, CA 93921or by calling us at (818) 864-8404. Stockholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Inclusion of Proposals in our Proxy Statement Pursuant to SEC Rules

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders. To be eligible for inclusion in our 2021 proxy statement, any such proposals must be delivered in writing to our Corporate Secretary at our principal executive offices no later than September 26, 2021 and must meet the requirements of Rule 14a-8 under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Stockholder Submission of Nominations

In addition, our bylaws have an advance notice procedure with regard to nominations for the election of directors to be held at an annual meeting of stockholders by any stockholder. In general, the Company will consider nominations for directors submitted by any stockholder only if such stockholder has given timely notice in proper written form of such nomination or nominations, setting forth certain specified information. To be timely, notice must be received by the Secretary of the Company at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement. A Public Announcement is defined as disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act. For the 2021 Annual Meeting of Stockholders, notice must be received no later than September 26, 2021. Notices of intent to nominate candidates for election as directors or other stockholder communications should be submitted to: Innovative Payment Solutions, Inc., 56B 5th Street, Lot 1. Carmel by the Sea, CA 93921. Any proxy granted with respect to the 2021 Annual Meeting of Stockholders will confer on the proxy holders discretionary authority to vote with respect to a stockholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary within the timeframe provided above.

Other Stockholder Proposals

For other stockholder proposals to be properly presented at our 2021 Annual Meeting of Stockholders, our bylaws provide that the Company must receive notice of such proposal at least 45 calendar days prior to the first anniversary of the date of mailing of the prior year’s proxy statement or if no annual meeting was held in the preceding year, then not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. A Public Announcement is defined as disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act. As such, the deadline for these proposals is September 26, 2021.

Stockholder Communications

Stockholders may communicate with our Board of Directors or any individual director by sending correspondence addressed to the intended recipient at the following address: Innovative Payment Solutions, Inc., 56B 5th Street, Lot 1. Carmel by the Sea, CA 93921. Your communications should indicate whether you are a stockholder of the Company. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed or attempt to handle the inquiry directly. If the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate, we will not forward the communication.

MISCELLANEOUS

Our Board knows of no other business to be presented at the Annual Meeting. If, however, other matters properly do come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such proxies.

YOU ARE URGED TO CAST YOUR VOTE AS INDICATED IN THE PROXY MATERIALS. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.

/s/ William B. Corbett
Chairman and Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 — After issuance of Stock)

1.      Name of Corporation: Innovative Payment Solutions, Inc.

2.      The articles have been amended to add the following to Article 3:

Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Articles of Incorporation, as amended, each 353,951,679 shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

__________
* Whole number between two (2) and thirty (30) as determined by the Board of Directors in its sole discretion.

3.      The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: __________.

4.      Effective date and time of filing: (optional)            Date:_________            Time: _________

5.      Officer Signature: ________________________________________________________

William D. Corbett, Chief Executive Officer

Appendix A-1

APPENDIX B

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 — After issuance of Stock)

1.      Name of Corporation: Innovative Payment Solutions, Inc.

2.      The articles have been amended as follows: the first sentence of Article 3 of the Articles of Incorporation of the corporation is deleted in its entirety and the following is substituted therefor:

“Article 3

The Corporation shall have authority to issue a total of Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $.001 per share (the “Common Stock”)” and Twenty-Five Million (25,000,000) shares of preferred stock, par value $0.001 per share.

3.      The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: __________.

4.      Effective date and time of filing: (optional)            Date:_________            Time: _________

5.      Officer Signature: ________________________________________________________

William D. Corbett, Chief Executive Officer

Appendix B-1

APPENDIX C

Innovative Payment Solutions, Inc.
2021 STOCK INCENTIVE PLAN

1.      Purpose. The purposes of this Plan are:

(a)     to attract, retain and motivate Employees, Directors, and Consultants,

(b)    to provide additional incentive to Employees, Directors, and Consultants, and

(c)     to promote the success of the Company’s business,

by providing Employees, Directors, and Consultants with opportunities to acquire the Company’s Shares, or to receive monetary payments based on the value of such Shares. Additionally, the Plan is intended to assist in further aligning the interests of the Company’s Employees, Directors, and Consultants to those of its shareholders.

2.      Definitions. As used herein, the following definitions will apply:

(a)     “Administrator” means a committee of at least one Director of the Company as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board.

(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)     “Award” means, individually or collectively, a grant under the Plan of Stock Options, SARs, Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards.

(d)    “Award Agreement” means the written or electronic agreement, consistent with the terms of the Plan, between the Company and the Participant, setting forth the terms, conditions, and restrictions applicable to each Award granted under the Plan.

(e)     “Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a committee to whom the Board has delegated authority to administer any aspect of this Plan.

(f)     “Cause” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, severance or similar agreement, including any Award Agreement, between the Participant and the Company or any Subsidiary; provided, that in the absence of an offer letter, employment, severance or similar agreement containing such definition, “Cause” means:

(i)     any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Subsidiary or other affiliate of the Company;

(ii)    the Participant’s conviction for, or guilty plea to, a felony (or crime of similar magnitude under Applicable Law outside the United States) or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, act of material dishonesty or misappropriation or similar conduct against the Company;

(iii)   the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company;

(iv)   any material breach or violation by the Participant of any provision of any agreement or understanding between the Company or any Subsidiary or other affiliate of the Company and the Participant regarding the terms of the Participant’s service as an Employee, officer, Director or consultant to the Company or a Subsidiary or other affiliate of the Company,

Appendix C-1

including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, officer, Director or consultant of the Company or a Subsidiary or other affiliate of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment, confidentiality, non-competition, non-solicitation, restrictive covenant or similar agreement between the Company or a Subsidiary or other affiliate of the Company and the Participant;

(v)    the Participant’s violation of the code of ethics of the Company or any Subsidiary;

(vi)   the Participant’s disregard of the policies of the Company or any Subsidiary or other affiliate of the Company so as to cause loss, harm, damage or injury to the property, reputation or employees of the Company or a Subsidiary or other affiliate of the Company; or

(vii)  any other misconduct by the Participant which is injurious to the financial condition or business reputation of, or is otherwise injurious to, the Company or a Subsidiary or other affiliate of the Company.

(g)    “Change in Control” means the occurrence of any of the following events:

(i)     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes, subsequent to the adoption of this Plan, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)   A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)   The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(h)    “Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)     “Company” means Innovative Payment Solutions, Inc., a Nevada corporation, or any successor thereto.

Appendix C-2

(j)     “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, or a Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(k)    “Director” means a member of the Board.

(l)     “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(m)   “Effective Date” means ___ ___, 2021.

(n)    “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(p)    “Fair Market Value” means, as of any date, the value of an Share, determined as follows:

(i)     If the Shares are readily tradable on an established securities market, its Fair Market Value will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such market for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for an Share for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)   If the Shares are not readily tradable on an established securities market, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In addition, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Code Section 409A to the extent necessary for an Award to comply with, or be exempt from, Code Section 409A. The Administrator’s determination shall be conclusive and binding on all persons.

(q)    “Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(r)     “Nonqualified Stock Option” means a Stock Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(s)     “Other Stock-Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on Shares and are created by the Administrator pursuant to Section 11.

(t)     “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(u)    “Participant” means the holder of an outstanding Award granted under the Plan.

(v)    “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

Appendix C-3

(w)    “Plan” means this 2021 Equity Incentive Plan.

(x)    “Restricted Stock” means Shares, subject to a Period of Restriction or certain other specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 or issued pursuant to the early exercise of a Stock Option.

(y)    “Restricted Stock Unit” or “RSU” means an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 10.

(z)     “Service” means service as a Service Provider. In the event of any dispute over whether and when Service has terminated, the Administrator shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

(aa)   “Service Provider” means an Employee, Director, or Consultant, including any prospective Employee, Director, or Consultant who has accepted an offer of employment or service and will be an Employee, Director, or Consultant after the commencement of their service.

(bb)  “Stock Appreciation Right” or “SAR” means an Award pursuant to Section 8 of the Plan that is designated as a SAR.

(cc)   “Shares” means the Company’s shares of Common Stock, par value $0.0001 par value.

(dd)  “Stock Option” means an option granted pursuant to the Plan to purchase Shares, whether designated as an Incentive Stock Option or a Nonqualified Stock Option.

(ee)   “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3.      Awards.

(a)     Award Types. The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards.

(b)    Award Agreements. Awards shall be evidenced by Award Agreements (which need not be identical) in such forms as the Administrator may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreements, the provisions of the Plan shall prevail.

(c)     Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator, consistent with Applicable Laws. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

4.      Shares Available for Awards.

(a)     Basic Limitation. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 53,000,000. The Shares subject to the Plan may be authorized, but unissued, or reacquired shares.

(b)    Awards Not Settled in Shares Delivered to Participant. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if the Shares are tendered or withheld to satisfy any tax withholding obligations, the number of the Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan, although such Shares shall not again become available for issuance as ISOs.

Appendix C-4

(c)     Cash-Settled Awards. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(d)    Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if the Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

(e)     Code Section 422 Limitations. No more than 53,000,000 Shares (subject to adjustment pursuant to Section 14) may be issued under the Plan upon the exercise of Incentive Stock Options.

(f)     Share Reserve. The Company, during the term of the Plan, shall at all times keep available such number of Shares authorized for issuance as will be sufficient to satisfy the requirements of the Plan.

5.      Administration. The Plan will be administered by the Administrator.

(a)     Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i)     to determine the Fair Market Value;

(ii)    to select the Service Providers to whom Awards may be granted;

(iii)   to determine the number of the Shares to be covered by each Award;

(iv)   to approve forms of Award Agreement for use under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting criteria or Periods of Restriction, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi)   to construe and interpret the terms of the Plan, any Award Agreement, and Awards granted pursuant to the Plan;

(vii)  to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable tax laws;

(viii) to modify or amend each Award (subject to Section 19(c) of the Plan), including (A) the discretionary authority to extend the post-termination exercisability period of Awards and (B) accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions;

(ix)   to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of the Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

Appendix C-5

(xi)   to allow a Participant to defer the receipt of the payment of cash or the delivery of the Shares that would otherwise be due to such Participant under an Award, subject to compliance (or exemption) from Code Section 409A;

(xii)  to determine whether Awards will be settled in cash, Shares, other securities, other property, or in any combination thereof;

(xiii) to determine whether Awards will be adjusted for dividend equivalents;

(xiv) to create Other Stock-Based Awards for issuance under the Plan;

(xv)  to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any securities issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan.

(b)    Prohibition on Repricing. Notwithstanding anything to the contrary in Section 5(a) and except for an adjustment pursuant to Section 14 or a repricing approved by shareholders, in no case may the Administrator (i) amend an outstanding Stock Option or SAR Award to reduce the exercise price of the Award, (ii) cancel, exchange, or surrender an outstanding Stock Option or SAR in exchange for cash or other awards for the purpose of repricing the Award, or (iii) cancel, exchange, or surrender an outstanding Stock Option or SAR in exchange for an option or SAR with an exercise that is less than the exercise price of the original Award.

(c)     Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

(d)    Delegation of Authority. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. The acts of such delegates shall be treated as acts of the Administrator, and such delegates shall report regularly to the Administrator regarding the delegated duties and responsibilities and any Awards granted.

(e)     Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all persons, including Participants and any other holders of Awards.

6.      Eligibility. The Administrator has the discretion to select any Service Provider to receive an Award, although Incentive Stock Options may be granted only to Employees. Designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

7.      Stock Options. The Administrator, at any time and from time to time, may grant Stock Options under the Plan to Service Providers. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Administrator may impose from time to time, subject to the following limitations:

(a)     Exercise Price. The per share exercise price for Shares to be issued pursuant to exercise of a Stock Option will be determined by the Administrator, but shall be no less than 100% of the Fair Market Value per Share on the date of grant, subject to subsection (e) below.

(b)    Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted. All

Appendix C-6

Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in such Award Agreement at the date of grant; provided, however, the Administrator may, in its sole discretion, later waive any such condition.

(c)     Payment of Exercise Price. To the extent permitted by Applicable Laws, the Participant may pay the Stock Option exercise price by:

(i)     cash;

(ii)    check;

(iii)   surrender of other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company (as determined by the Administrator);

(iv)   if approved by the Administrator, as determined in its sole discretion, by a broker-assisted cashless exercise in accordance with procedures approved by the Administrator, whereby payment of the exercise price may be satisfied, in whole or in part, with Shares subject to the Stock Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price;

(v)    if approved by the Administrator, as determined in its sole discretion, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of Shares underlying the Stock Option so exercised reduced by the number of Shares equal to the aggregate exercise price of the Stock Option divided by the Fair Market Value on the date of exercise;

(vi)   such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii)  any combination of the foregoing methods of payment.

(d)    Exercise of Stock Option.

(i)     Procedure for Exercise. Any Stock Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. A Stock Option may not be exercised for a fraction of a Share. Exercising a Stock Option in any manner will decrease the number of Shares thereafter available for purchase under the Stock Option, by the number of Shares as to which the Stock Option is exercised.

(ii)    Exercise Requirements. A Stock Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Option, and (y) full payment of the Exercise Price (including provision for any applicable tax withholding).

(iii)   Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, the Participant may exercise the Stock Option within such period of time as is specified in the Award Agreement to the extent that the Stock Option is vested on the date of termination (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Option will remain exercisable for three (3) months (or twelve (12) months in the case of termination on account of Disability or death) following the Participant’s termination. If a Participant commits an act of Cause, all vested and unvested Stock Options shall be forfeited as of such date. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to a Stock Option, the Shares covered by the unvested portion of the Stock Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. If after termination, the Participant does not exercise a Stock Option

Appendix C-7

as to all of the vested Shares within the time specified by the Administrator, the Stock Option will terminate, and remaining Shares covered by such Stock Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan.

(iv)    Beneficiary. If a Participant dies while a Service Provider, the Stock Option may be exercised following the Participant’s death by the Participant’s designated beneficiary, provided such beneficiary has been designated and received by the Administrator prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been properly designated by the Participant, then such Stock Option may be exercised by the personal representative of the Participant’s estate or by the persons to whom the Stock Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(v)    Shareholder Rights. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent or depositary of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Stock Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan or the applicable Award Agreement.

(e)     Incentive Stock Option Limitations.

(i)     Each Stock Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Stock Options will be treated as Nonqualified Stock Options. For purposes of this Section 7(e)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Stock Option is granted.

(ii)    In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(iii)   Incentive Stock Option grants made prior to approval of the grant of Incentive Stock Options under the Plan by shareholders of the Company shall be subject to such approval and provided, further, that if shareholder approval of the grant of Incentive Stock Options under the Plan is not obtained within twelve (12) months of adoption of the Plan by the Board, any Stock Option granted during the twelve (12) month period after adoption of the Plan by the Board that is designated as an Incentive Stock Option shall be treated thereafter as a Nonqualified Stock Option.

(iv)   No Stock Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Code Section 422(b)(1), provided that any Stock Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Stock Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

(v)    In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason a Stock Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

Appendix C-8

8.      Stock Appreciation Rights. The Administrator, at any time and from time to time, may grant SARs to Service Providers. Each SAR shall be subject to such terms and conditions, consistent with the Plan, as the Administrator may impose from time to time, subject to the following limitations:

(a)     SAR Award Agreement. Each SAR Award will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of SARs.

(c)     Exercise Price and Other Terms. The per share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a SAR will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d)    Expiration of Stock Appreciation Rights. A SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(e) relating to the maximum term and exercise also will apply to SARs.

(e)     Payment of Stock Appreciation Right Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)     The difference between the Fair Market Value of an Share on the date of exercise over the exercise price; times

(ii)    The number of Shares with respect to which the SAR is exercised.

(f)     Payment Form. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares, other securities, or other property of equivalent value, or in some combination thereof.

9.      Restricted Stock. The Administrator, at any time and from time to time, may grant Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, subject to the following limitations:

(a)     Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction and the applicable restrictions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b)    Removal of Restrictions. Unless the Administrator determines otherwise, Restricted Stock will be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c)     Voting Rights. During the Period of Restriction, a Participant holding Restricted Stock may exercise the voting rights applicable to those Restricted Stock, unless the Administrator determines otherwise.

(d)    Dividends and Other Distributions. During the Period of Restriction, a Participant holding Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

(e)     Transferability. Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(f)     Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be forfeited and will revert to the Company and again will become available for grant under the Plan.

Appendix C-9

10.    Restricted Stock Units. The Administrator, at any time and from time to time, may grant RSUs under the Plan to Service Providers. Each RSU shall be subject to such terms and conditions, consistent with the Plan, as the Administrator may impose from time to time, subject to the following limitations:

(a)     RSU Award Agreement. Each Award of RSUs will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of RSUs and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c)     Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of RSUs, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)    Form and Timing of Payment. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned RSUs in cash, Shares, other securities, other property, or a combination of both.

(e)     Voting and Dividend Equivalent Rights. The holders of RSUs shall have no voting rights as the Company’s shareholders. Prior to settlement or forfeiture, RSUs awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Share while the RSU is outstanding. Dividend equivalents may be converted into additional RSUs. Settlement of dividend equivalents may be made in the form of cash, Shares, other securities, other property, or in a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the RSUs to which they attach.

(f)     Cancellation. On the date set forth in the Award Agreement, all unearned RSUs will be forfeited to the Company.

11.    Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards including any dividend and/or voting rights.

12.    Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any Employee’s unpaid leave of absence and will resume on the date the Employee returns to work on a regular schedule as determined by the Administrator; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (a) any leave of absence approved by the Company, although any leave of absence not provided for in the Company’s employee manual needs to be approved by the Administrator, or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for U.S. federal tax purposes as a Nonqualified Stock Option.

Appendix C-10

13.    Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to the Participant’s estate or legal representative, and may be exercised, during the lifetime of the Participant, only by the Participant, although the Administrator, in its discretion, may permit Award transfers for purposes of estate planning or charitable giving. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.    Adjustments; Dissolution or Liquidation; Change in Control.

(a)     Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding awards, and the numerical limits in Section 4. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise an Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously vested and, if applicable, exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)     Change in Control.

(i)     Stock Options and SARs. In the event of a Change in Control, each outstanding Stock Option and SAR shall be assumed or an equivalent stock option or SAR substituted by the acquiring or successor corporation or a Parent of the acquiring or successor corporation. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Stock Option or SAR, the Participant shall fully vest in and have the right to exercise the Stock Option or SAR as to all of the Shares, including those as to which it would not otherwise be vested or exercisable. If a Stock Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Stock Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Stock Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Stock Option or SAR shall be considered assumed if, following the Change in Control, the Stock Option or SAR confers the right to purchase or receive, for each Share subject to the Stock Option or SAR immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of the Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock shares of the acquiring or successor corporation or its Parent, the Administrator may, with the consent of the acquiring or successor corporation, provide for the consideration to be received upon the exercise of the Stock Option or SAR, for each Share subject to the Stock Option or SAR, to be solely common stock shares of the acquiring or successor corporation or its Parent equal in fair market

Appendix C-11

value to the per share consideration received by holders of Shares in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor corporation modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the acquiring or successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(ii)    Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. In the event of a Change in Control, each outstanding Award of Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards shall be assumed or an equivalent restricted stock, restricted stock unit, or other stock-based award substituted by the acquiring or successor corporation or a Parent of the acquiring or successor corporation. Unless determined otherwise by the Administrator, in the event that the acquiring or successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award including as to Restricted Stock or RSUs that would not otherwise be vested, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels. For the purposes of this paragraph, an Award of Restricted Stock, RSUs, and Other Stock-Based Awards shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control (and if a Restricted Stock Unit, for each Share as determined based on the then current value of the unit), the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of the Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock shares of the successor corporation or its Parent, the Administrator may, with the consent of the acquiring or successor corporation, provide that the consideration to be received for each Share (and if a Restricted Stock Unit, for each Share as determined based on the then current value of the unit) be solely common stock shares of the acquiring or successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor corporation modifies any of the performance goals without the Participant’s consent; provided, however, that a modification to the performance goals only to reflect the acquiring or successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.    Taxes.

(a)     General. It is a condition to each Award under the Plan that a Participant or such Participant’s successor shall make such arrangements that may be necessary, in the opinion of the Administrator or the Company, for the satisfaction of any federal, state, local, or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan unless such obligations are satisfied.

(b)    Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company or its Parent or Subsidiary withhold all or a portion of any Share that otherwise would be issued to such Participant or by surrendering all or a portion of any Share that they previously acquired. Such Share shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Share to the Company or its Parent or Subsidiary may be subject to restrictions, including any restrictions required by the U.S. Securities and Exchange Commission, accounting or other rules.

Appendix C-12

(c)     Discretionary Nature of Plan. The benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. Unless otherwise required by Applicable Laws, the benefits and rights provided under the Plan are not to be considered part of a Participant’s salary or compensation or for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. By acceptance of an Award, a participant waives any and all rights to compensation or damages as a result of the termination of employment with the Company or its Subsidiaries or Parent for any reason whatsoever insofar as those rights result or may result from this Plan or any Award.

(d)    Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

(e)     Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

16.    No Rights as a Service Provider. Neither the Plan, nor an Award Agreement, nor any Award shall confer upon a Participant any right with respect to continuing a relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

17.    Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Shares issued under the Plan shall be subject to recoupment, clawback, or recovery by the Company in accordance with Applicable Laws and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other Applicable Laws, as well as any implementing regulations and/or listing standards.

18.    Term of Plan. The Plan will become effective pursuant to the resolution adopting the Plan by the Board. Unless terminated earlier under Section 19, the Plan will continue in effect for a term of ten (10) years.

19.    Amendment and Termination of the Plan.

(a)     Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)    Shareholder Approval. The Company may obtain shareholder approval of any Plan amendment to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with Applicable Laws, including any amendment that (i) increases the number of Shares available for issuance under the Plan or (ii) changes the persons or class of persons eligible to receive awards.

(c)     Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

Appendix C-13

20.    Conditions Upon Issuance of Shares.

(a)     Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.    Severability. Notwithstanding any contrary provision of the Plan or an Award Agreement to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Award Agreements shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

22.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23.    Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24.    Choice of Law. The Plan will be governed by and construed in accordance with the internal laws of the State of Nevada, without reference to any choice of law principles.

Appendix C-14

APPENDIX D

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 — After issuance of Stock)

1.      Name of Corporation: Innovative Payment Solutions, Inc.

2.      The articles have been amended as follows: Article 3 of the Articles of Incorporation of the corporation is amended by adding the following to the end of Article 3:

“Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the N.R.S. (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to establish from time to time one or more classes of Preferred Stock or one or more series of Preferred Stock, by fixing and determining the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series, is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

(i)     the designation of such class or series, which may be by distinguishing number, letter or title;

(ii)    the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)   the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends payable and any other class or classes of capital stock of the Corporation, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)   on which dividends, if any, shall be payable;

(v)    whether the shares of such class or series shall be subject to redemption by the Corporation, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the class or series;

(vi)   the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)  the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)   restrictions on the issuance of shares of the same class or series or of any other class or series;

(x)    whether the holders of the shares of such class or series shall be entitle to vote, as a class, series or otherwise, any and all matters of the corporation to which holders of Capital Stock are entitled to vote;

Appendix D-1

(xi)   the restrictions and conditions, if any, upon the issuance or reissuance of any Additional Preferred Stock ranking or a party with or prior to such shares as to dividends or upon distribution; and

(xii)  any other preferences, limitations or relative rights of shares of such class or series consistent with this Article III, the N.R.S. and applicable law.”

3.      The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: __________.

4.      Effective date and time of filing: (optional)            Date:_________            Time: _________

5.      Officer Signature: ________________________________________________________

William D. Corbett, Chief Executive Officer

Appendix D-2

INNOVATIVE PAYMENT SOLUTIONS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 A.M. PACIFIC TIME ON OCTOBER 22, 2021

PROXY: WILLIAM B. CORBETT and RICHARD ROSENBLUM, are hereby appointed by the undersigned as attorney and proxy with full power of substitution, to vote at the 2021 Annual Meeting of Stockholders of Innovative Payment Solutions, Inc. and at any adjournment(s) or postponement(s) of that meeting.

WITH RESPECT TO ANY MATTER THAT SHOULD PROPERLY COME BEFORE THE 2021
ANNUAL MEETING OF STOCKHOLDERS THAT IS NOT SPECIFIED HEREIN, THIS PROXY,
WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER.
PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH BELOW.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR ALL OTHER PROPOSALS SET FORTH ON THIS PROXY CARD.

VOTE BY INTERNET

It is fast, convenient, and your vote is immediately confirmed and posted.

THE BOARD OF DIRECTORS OF INNOVATIVE PAYMENT SOLUTIONS, INC. RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8. FURTHERMORE,

THE BOARD OF DIRECTORS OF INNOVATIVE PAYMENT SOLUTIONS, INC. RECOMMENDS THAT YOU VOTE FOR A 3 YEAR FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 1.    Election of Directors.

(1)    William B. Corbett

(2)    Richard Rosenblum

(3)    James Fuller

(4)    Madisson G. Corbett

(5)    Clifford W. Henry

(6)    David Rios

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

PROPOSAL 2.    To ratify the appointment of RBSM LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2021.

FOR	AGAINST	ABSTAIN

PROPOSAL 3.    To approve an amendment to the Articles of Incorporation, to effect the reverse stock split at a ratio to be determined at the discretion of the Board within a range of one (1) share of common stock for every two (2) to thirty (30) shares of common stock;

FOR	AGAINST	ABSTAIN

PROPOSAL 4.    To approve an amendment to the Articles of Incorporation to increase the authorized shares of common stock from 500,000,000 shares to 750,000,000 shares.

FOR	AGAINST	ABSTAIN

Appendix D-3

PROPOSAL 5.    To approve our 2021 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN

PROPOSAL 6.    To approve the Preferred Stock Amendment, to provide the Board with the authority to, at their discretion, fix by resolution or resolutions, the designations, rights and privileges of the Company’s preferred stock.

FOR	AGAINST	ABSTAIN

PROPOSAL 7.    To authorize an adjournment of the Annual Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and 3.

FOR	AGAINST	ABSTAIN

PROPOSAL 8.    To approve, on an advisory basis, the compensation of our named executive officers.

FOR	AGAINST	ABSTAIN

PROPOSAL 9.    To approve the recommendation, on an advisory basis, a three-year frequency for holding an advisory vote on executive compensation.

ONE YEAR	TWO YEARS	THREE YEARS

Signature: _________	Date: _________	Signature, if held jointly: _________	Date: _________

Note: Please sign exactly as your name or name(s) appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney or trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Appendix D-4